UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
(Rule 14a-101)
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934

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EMERGENT BIOSOLUTIONS INC.
(Name of Registrant as Specified In Its Charter)

Not applicable
(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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April 2, 2009

Dear Fellow Stockholders:

You are cordially invited to attend the Emergent BioSolutions Inc. 2009 Annual Meeting of Stockholders to be held on May 21, 2009 at 10:00 a.m., Eastern time, at the Crowne Plaza Hotel, 3 Research Court, Rockville, Maryland 20850. Details about the meeting, nominees for the Board of Directors and other matters to be acted on are included in the Notice of 2009 Annual Meeting of Stockholders and proxy statement that follow.

Consistent with Securities and Exchange Commission rules, we are furnishing proxy materials to our stockholders through a combination of making the materials available on the Internet and delivering a full set of printed copies of these materials to certain of our stockholders by mail. We believe this process, which utilizes the e-proxy process known as “notice and access,” expedites stockholders’ receipt of proxy materials, lowers our printing and mailing costs and reduces the environmental impact of producing the materials for our 2009 annual meeting.

On or about April 3, 2009, we are mailing to our stockholders of record as of March 27, 2009 printed copies of our proxy statement, a proxy card and our 2008 annual report to stockholders. Beneficial owners of our common stock who own shares of our common stock in “street name” through a broker, bank or other nominee will receive only a Notice of Internet Availability of Proxy Materials, which contains instructions on how to access our proxy statement, a proxy card and our 2008 annual report to stockholders, and will not receive printed copies of these materials unless such beneficial owners specifically request them in accordance with instructions provided by their broker, bank or other nominee. Both the Notice of Internet Availability of Proxy Materials and our proxy statement contain instructions on how to request paper copies of our proxy statement, a proxy card and our 2008 annual report to stockholders.

We hope you plan to attend the Annual Meeting. Please vote your shares, whether or not you plan to attend the meeting, by proxy using one of the methods described in the Notice of Internet Availability of Proxy Materials or our proxy statement. Your proxy may be revoked at any time before it is exercised as explained in our proxy statement.

If you plan to attend the meeting, please bring photo identification for admission. Also, if your shares are held in the name of a broker, bank or other nominee, please bring with you a proxy, letter or account statement (or copy thereof) from your broker, bank or nominee confirming your ownership of Emergent BioSolutions stock so that you can be admitted to the meeting. Also, if your shares are held of record by a broker, bank or other nominee and you wish to vote at the meeting, you must obtain a broker’s proxy card issued in your name.

On behalf of the board of directors and management, it is my pleasure to express our appreciation for your continued support.

Sincerely,

Fuad El-Hibri
Chairman and Chief Executive Officer

YOUR VOTE IS IMPORTANT.

PLEASE TAKE TIME TO VOTE AS SOON AS POSSIBLE.

TABLE OF CONTENTS

NOTICE OF 2009 ANNUAL MEETING OF STOCKHOLDERS To Be Held On May 21, 2009
PROXY STATEMENT
STOCK OWNERSHIP INFORMATION
CORPORATE GOVERNANCE
EXECUTIVE OFFICERS OF THE REGISTRANT
INFORMATION ABOUT EXECUTIVE AND DIRECTOR COMPENSATION
PROPOSAL ONE -- ELECTION OF DIRECTORS
PROPOSAL TWO -- APPROVAL OF AMENDED AND RESTATED EMERGENT BIOSOLUTIONS INC. 2006 STOCK INCENTIVE PLAN
PROPOSAL THREE -- RATIFICATION OF SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
SOLICITATION OF PROXIES
REVOCATION OF PROXY
STOCKHOLDER PROPOSALS
OTHER MATTERS
APPENDIX A
AMENDED AND RESTATED EMERGENT BIOSOLUTIONS INC. 2006 STOCK INCENTIVE PLAN
EMERGENT BIOSOLUTIONS INC.
2273 RESEARCH BOULEVARD, SUITE 400
ROCKVILLE, MARYLAND 20850

NOTICE OF 2009 ANNUAL MEETING OF STOCKHOLDERS
To Be Held On May 21, 2009

To Our Stockholders:

NOTICE IS HEREBY GIVEN that the 2009 Annual Meeting of Stockholders of Emergent BioSolutions Inc. will be held on May 21, 2009 at 10:00 a.m., Eastern time, at the Crowne Plaza Hotel, 3 Research Court, Rockville, Maryland 20850. At the annual meeting, stockholders will consider and vote on the following matters:

1.	the election of Daniel J. Abdun-Nabi and Dr. Sue Bailey to serve as Class III directors, each for a term of three years;

2.	the approval of our Amended and Restated 2006 Stock Incentive Plan, which is proposed primarily for, among other purposes, increasing the number of shares authorized for issuance under our 2006 Stock Incentive Plan by 3,900,000 shares and extending the term of the plan from December 31, 2009 to December 31, 2019; and

3.	the ratification of the selection by the audit committee of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2009.

Stockholders also will consider and vote on any other matters as may properly come before the annual meeting or any adjournment or postponement thereof. Our board of directors has no knowledge of any other matters that may come before the meeting.

Stockholders of record at the close of business on March 27, 2009 are entitled to notice of, and to vote at, the annual meeting or any adjournment or postponement thereof.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS
FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON MAY 21, 2009

Our proxy statement, a proxy card and our 2008 annual report to stockholders are available on the Internet at http://materials.proxyvote.com/29089Q.

We hope that all stockholders will be able to attend the annual meeting in person. However, in order to ensure that a quorum is present at the meeting, please take the time to vote now, whether or not you plan to attend the annual meeting. You may vote by proxy using one of the methods described in the Notice of Internet Availability of Proxy Materials or our proxy statement. Please note, however, if your shares are held of record by a broker, bank or other nominee and you wish to vote at the meeting, you must obtain a broker’s proxy card issued in your name. To obtain directions to the annual meeting, please call our Investor Relations department at (301) 795-1800.

All stockholders are cordially invited to attend the meeting.

By Order of the Board of Directors,

Denise Esposito
Senior Vice President, Legal Affairs,
General Counsel and Secretary
Rockville, Maryland
April 2, 2009

WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, YOUR VOTE IS IMPORTANT.
IN ORDER TO ASSURE THE REPRESENTATION OF YOUR SHARES AT THE ANNUAL
MEETING, PLEASE VOTE YOUR PROXY AS SOON AS POSSIBLE.

EMERGENT BIOSOLUTIONS INC.
2273 RESEARCH BOULEVARD, SUITE 400
ROCKVILLE, MARYLAND 20850

PROXY STATEMENT

For the 2009 Annual Meeting of Stockholders
To Be Held On May 21, 2009

This proxy statement and the accompanying proxy card are being furnished in connection with the solicitation of proxies by the board of directors of Emergent BioSolutions Inc. for use at the 2009 Annual Meeting of Stockholders to be held on May 21, 2009 at 10:00 a.m., Eastern time, at the Crowne Plaza Hotel, 3 Research Court, Rockville, Maryland 20850, and of any adjournment or postponement thereof.

All proxies will be voted in accordance with your instructions. If no choice is specified, the proxies will be voted as recommended by our board of directors. A stockholder who submits a proxy may revoke or revise that proxy at any time before the annual meeting as described below.

Internet Availability of Proxy Materials

Consistent with rules adopted by the Securities and Exchange Commission, or SEC, we are furnishing proxy materials to our stockholders through a combination of making the materials available on the Internet and delivering a full set of printed copies of these materials to certain of our stockholders by mail. On or about April 3, 2009, we are mailing to our stockholders of record as of March 27, 2009 printed copies of our proxy statement, a proxy card and our 2008 annual report to stockholders. Beneficial owners of our common stock who own shares of our common stock in “street name” through a broker, bank or other nominee will receive only a Notice of Internet Availability of Proxy Materials, which contains instructions on how to access our proxy statement, a proxy card and our 2008 annual report to stockholders, and will not receive printed copies of these materials unless such beneficial owners specifically request them in accordance with instructions provided by their broker, bank or other nominee.

This process is designed to expedite stockholders’ receipt of proxy materials, lower the cost of our annual meeting and help conserve natural resources. You can receive printed proxy materials by following the instructions included in the Notice of Internet Availability of Proxy Materials and this proxy statement. If you have previously elected to receive our proxy materials electronically, you will continue to receive these materials via e-mail until you elect otherwise. If you have previously elected to receive printed proxy materials, you will continue to receive these materials in paper format until you elect otherwise.

This proxy statement is first being made available to stockholders on or about April 3, 2009.

Copies of this proxy statement, a proxy card and our 2008 annual report to stockholders and our Annual Report on Form 10-K for the fiscal year ended December 31, 2008, as filed with the SEC, will be furnished without charge to any stockholder upon written or oral request to Emergent BioSolutions Inc., Attn: Investor Relations, 2273 Research Boulevard, Suite 400, Rockville, Maryland 20850; telephone: (301) 795-1800. This proxy statement and our Annual Report on Form 10-K for the fiscal year ended December 31, 2008 also are available in the Investors section of our website at www.emergentbiosolutions.com and the SEC’s website at www.sec.gov. This proxy statement, our 2008 annual report to stockholders and a proxy card are available on the Internet at http://materials.proxyvote.com/29089Q.

Voting Securities and Votes Required

Stockholders of record at the close of business on March 27, 2009 will be entitled to notice of and to vote at the annual meeting. On that date, 30,231,549 shares of our common stock were issued and outstanding. Each share of common stock entitles the holder to one vote with respect to all matters submitted to stockholders at the meeting. Stockholders are not entitled to cumulative voting rights. We have no other securities entitled to vote at the meeting.

The representation in person or by proxy of at least a majority of the shares of common stock issued, outstanding and entitled to vote at the annual meeting is necessary to establish a quorum for the transaction of business. If a quorum is not present, the meeting will be adjourned until a quorum is obtained.

Directors are elected by a plurality of votes cast by stockholders entitled to vote at the meeting. To be approved, any other matter submitted to our stockholders, including the approval of our Amended and Restated 2006 Stock Incentive Plan and the ratification of Ernst & Young LLP as our independent registered public accounting firm, requires the affirmative vote of the majority of shares present in person or represented by proxy and voting on such matter at the annual meeting. A representative of American Stock Transfer & Trust Company will serve as the inspector of elections at the annual meeting.

Shares that abstain from voting as to a particular matter and shares held in “street name” by brokers, banks or other nominees whose proxies indicate that they do not have discretionary authority to vote such shares as to a particular matter, which we refer to as “broker non-votes,” will be counted for the purpose of determining whether a quorum exists but will not have any effect upon the outcome of voting with respect to such matters. Brokers holding shares for clients who have not given specific voting instructions are permitted to vote in their discretion with respect to “Proposal One — Election of Directors” and “Proposal Three — Ratification of Selection of Independent Registered Public Accounting Firm.”

A stockholder of record may vote its shares by proxy using one of the methods described below. Voting by proxy will not in any way affect a stockholder’s right to attend the meeting and vote in person. Any stockholder voting by proxy has the right to revoke the proxy at any time before the polls close at the annual meeting by giving our Secretary a duly executed proxy card bearing a later date than the proxy being revoked, or by submitting a new proxy using one of the other methods described below, at any time before that proxy is voted, or by appearing at the meeting and voting in person. The shares represented by all properly executed proxies received in time for the meeting will be voted as specified. If the shares you own are held in your name and you do not specify in your proxy how your shares are to be voted, they will be voted in favor of the election as directors of those persons named as nominees in this proxy statement, in favor of approving our Amended and Restated 2006 Stock Incentive Plan and in favor of the ratification of Ernst & Young LLP as our independent registered public accounting firm. If any other matters properly come before the meeting, the persons named in the accompanying proxy intend to vote, or otherwise act, in accordance with their judgment. If the shares you own are held in “street name,” the broker, bank or other nominee, as the record holder of your shares, is required to vote your shares in accordance with your instructions. In order to vote your shares held in “street name,” you will need to follow the directions that your broker, bank or other nominee provides to you.

If your shares are registered directly in your name, you may vote:

•	By Internet. To vote by Internet, go to www.voteproxy.com and follow the instructions you find on this website. Your proxy will be voted according to your instructions. If you do not specify how you want your shares voted, they will be voted as recommended by our board of directors. If you vote by Internet, you do not need to mail in a proxy card.

•	By Telephone. To vote by phone, call 1-800-PROXIES (1-800-776-9437) toll-free from the United States or 1-718-921-8500 from foreign countries and follow the instructions. Your proxy will be voted according to your instructions. If you do not specify how you want your shares voted, they will be voted as recommended by our board of directors. If you vote by telephone, you do not need to mail in a proxy card. Stockholders with rotary telephone service will not be able to vote by telephone.

•	By Mail. Complete, date and sign a proxy card and mail it to American Stock Transfer & Trust Company using the enclosed envelope. Your proxy will be voted according to your instructions. If you do not specify how you want your shares voted, they will be voted as recommended by our board of directors.

•	In Person at the Meeting. If you attend the annual meeting, you may deliver your completed proxy card in person or you may vote by completing a ballot, which will be available at the meeting.

If your shares are held in “street name” for your account by a broker, bank or other nominee, you will receive instructions from your broker, bank or other nominee explaining how to request printed copies of our proxy materials and how to vote. If you plan to vote in person at the annual meeting, you should contact the broker, bank or other nominee that holds your shares to obtain a broker’s proxy card and bring it with you to the meeting. A broker’s proxy is not the form of proxy available on our website. You will not be able to vote shares you hold in street name at the annual meeting unless you have a proxy from your broker issued in your name giving you the right to vote the shares.

Stockholders Sharing the Same Address

The SEC has adopted rules that permit companies and intermediaries, such as brokers, to satisfy delivery requirements for proxy statements with respect to two or more stockholders sharing the same address by delivering a single Notice of Internet Availability of Proxy Materials or proxy statement addressed to those stockholders. This process, commonly referred to as “householding,” potentially provides extra convenience for stockholders and cost savings for companies. Because we utilize the “householding” rules for proxy materials, stockholders who share the same address will receive only one copy of the Notice of Internet Availability of Proxy Materials or annual report and proxy statement, unless we receive contrary instructions from any stockholder at that address. If you prefer to receive multiple copies of the Notice of Internet Availability of Proxy Materials or proxy statement and annual report at the same address, additional copies will be provided to you promptly upon request. If you are a stockholder of record, you may obtain additional copies upon written request to Emergent BioSolutions Inc., Attn: Investor Relations, 2273 Research Boulevard, Suite 400, Rockville, Maryland 20850; telephone: (301) 795-1800. Eligible stockholders of record receiving multiple copies of the Notice of Internet Availability of Proxy Materials or annual report and proxy statement can request householding by contacting us in the same manner.

If you are a beneficial owner and hold your shares in a brokerage or custody account, you can request additional copies of the Notice of Internet Availability of Proxy Materials or proxy statement and annual report or you can request householding by notifying your broker, bank or other nominee.

STOCK OWNERSHIP INFORMATION

The following table sets forth information regarding the beneficial ownership of our common stock as of March 23, 2009 by each of our named executive officers, each of our directors and director nominees, all of our executive officers and directors as a group and each person, entity or group of affiliated persons or entities known by us to beneficially own more than 5% of our outstanding common stock. There were 30,231,549 shares of our common stock outstanding on March 23, 2009.

	Outstanding Shares	Right to Acquire		Percentage of
	Beneficially	Beneficial	Total Shares	Shares Beneficially
Name of Beneficial Owner	Owned(1)	Ownership(2)	Beneficially Owned	Owned

Named executive officers, directors and director nominees
Fuad El-Hibri(3)	13,912,300	216,804	14,129,104	46.4%
Daniel J. Abdun-Nabi(4)	33,150	85,787	118,937	*
R. Don Elsey	300	19,385	19,685	*
Kyle W. Keese	296	37,667	37,963	*
Stephen Lockhart	—	5,400	5,400	*
Joseph M. Allbaugh(4)	—	38,371	38,371	*
Dr. Sue Bailey	—	4,800	4,800	*
Zsolt Harsanyi, Ph.D.	—	57,556	57,556	*
Jerome M. Hauer	—	52,756	52,756	*
Ronald B. Richard	—	24,400	24,400	*
Louis W. Sullivan, M.D.	—	40,771	40,771	*
All executive officers and directors as a group (12 persons)	13,946,546	602,031	14,548,577	47.2%
5% stockholders
Intervac, L.L.C.	7,681,835	—	7,681,835	25.4%
BioPharm, L.L.C.	3,665,043	—	3,665,043	12.1%
Biovac, L.L.C.	1,599,155	—	1,599,155	5.3%

*	Represents beneficial ownership of less than one percent of common stock.

(1)	Beneficial ownership is determined in accordance with the rules and regulations of the SEC and includes voting or investment power with respect to shares of our common stock. The information set forth is not necessarily indicative of beneficial ownership for any other purpose, and the inclusion of any shares deemed beneficially owned in this table does not constitute an admission of beneficial ownership of those shares. Except as otherwise noted, to our knowledge, the persons and entities named in the table have sole voting and investment power with respect to all of the shares of common stock beneficially owned by them, subject to community property laws, where applicable. The address of each of the beneficial owners named in the table is c/o Emergent BioSolutions Inc., 2273 Research Boulevard, Suite 400, Rockville, Maryland 20850.

(2)	Consists of shares of common stock subject to stock options currently exercisable or exercisable within 60 days of March 23, 2009. Shares of common stock subject to stock options that are currently exercisable or exercisable within 60 days of March 23, 2009 are deemed to be outstanding and beneficially owned by the person holding the option for the purpose of calculating the percentage ownership of that person, but are not deemed outstanding for the purpose of calculating the percentage ownership of any other person.

(3)	Mr. El-Hibri has a pecuniary ownership interest in 6,507,484 shares of our common stock, which represents approximately 20% of our outstanding common stock and 216,804 shares of common stock subject to stock options that are currently exercisable or exercisable within 60 days of March 23, 2009 that are deemed to be outstanding and beneficially owned. In accordance with the rules and regulations of the SEC, Mr. El-Hibri’s beneficial ownership is deemed to consist of the following shares of our common stock:

• 7,681,835 shares held by Intervac, L.L.C.;

• 3,665,043 shares held by BioPharm, L.L.C.;

• 1,599,155 shares held by Biovac, L.L.C.;

• 719,275 shares held by Intervac Management, L.L.C.;

• 246,992 shares held directly by Mr. El-Hibri; and

• 216,804 shares of common stock subject to stock options currently exercisable or exercisable within 60 days of March 23, 2009.

For more information regarding the beneficial ownership and voting of these shares, see “— Stockholder Arrangements” below.

(4)	Mr. Abdun-Nabi has been nominated to succeed Mr. Allbaugh as a Class III director following the expiration of Mr. Allbaugh’s term at the 2009 annual meeting.

Stockholder Arrangements

Additional information regarding the beneficial ownership of the shares held by our principal stockholders is set forth below.

Intervac, L.L.C.

Fuad El-Hibri, our chief executive officer and the chairman of our board of directors, is the general manager of Intervac, L.L.C. and in that capacity has the power to vote and dispose of all shares of our common stock held by Intervac. Mr. El-Hibri and his wife, as tenants by the entirety, hold 38.0276% equity interest in Intervac. Under a voting agreement with the Shirley G. Crowe Revocable Trust, Mr. El-Hibri has the power to vote an additional 18.8% of the ownership interests in Intervac on any matter. As a result, Mr. El-Hibri has the power to direct the voting of more than 50% of the aggregate ownership interests in Intervac. The voting agreement between Mr. El-Hibri and the Shirley G. Crowe Revocable Trust automatically terminates on October 21, 2010. Mr. El-Hibri disclaims beneficial ownership of the shares of common stock held by Intervac for purposes of Section 16, except to the extent of his pecuniary interest therein.

BioPharm, L.L.C.

Mr. El-Hibri holds a 40.17% equity interest in BioPharm, L.L.C. and more than 50% of the class B ownership units of BioPharm, and has the power to direct the voting and disposition of all shares of our common stock held by BioPharm. Mr. El-Hibri disclaims beneficial ownership of these shares for purposes of Section 16, except to the extent of his pecuniary interest in 1,472,248 shares.

Biovac, L.L.C.

Mr. El-Hibri with his wife, as tenants by the entirety, hold 89.2% of the ownership interests in Biovac, L.L.C. and have the power to vote and dispose of all shares of our common stock held by Biovac. Mr. El-Hibri disclaims beneficial ownership of these shares for purposes of Section 16, except to the extent of his pecuniary interest in 1,426,446 shares.

Intervac Management, L.L.C.

Mr. El-Hibri and his wife, as tenants by the entirety, hold 31.11% of the ownership interests in Intervac Management, L.L.C. Mr. El-Hibri has been awarded the power to vote and dispose of all shares of our common stock held by Intervac Management. Mr. El-Hibri disclaims beneficial ownership of these shares for purposes of Section 16, except to the extent of his pecuniary interest in 223,766 shares.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934 requires our executive officers, directors and the holders of more than 10% of our common stock to file with the SEC initial reports of ownership of our common stock and other equity securities on a Form 3 and reports of changes in such ownership on a Form 4 or Form 5. Officers, directors and 10% stockholders are required by SEC regulations to furnish us with copies of all Section 16(a) forms they file. To our knowledge, based solely upon a review of the copies of such forms furnished to us for the year ended December 31, 2008, and the information provided to us by those persons required to file such reports, no such person failed to file the forms required by Section 16(a) of the Exchange Act on a timely basis except for two Forms 4 required to be filed by Mr. El-Hibri to report a change in his beneficial ownership arising from sales of our stock made by Intervac Management, L.L.C.

CORPORATE GOVERNANCE

General

Our board of directors is currently authorized to have, and currently has, seven members and is divided into three classes, with one class being elected each year and members of each class serving for staggered three-year terms. Joe Allbaugh and Dr. Sue Bailey are Class III directors with terms expiring at the 2009 annual meeting. Mr. Abdun-Nabi has been nominated to succeed Mr. Allbaugh following the expiration of Mr. Allbaugh’s term at the 2009 annual meeting. Fuad El-Hibri, Jerome M. Hauer and Ronald B. Richard are Class I directors with terms expiring at the 2010 annual meeting of stockholders. Zsolt Harsanyi, Ph.D. and Louis W. Sullivan, M.D. are Class II directors with terms expiring at the 2011 annual meeting. Mr. El-Hibri is the chairman of our board of directors. For more information regarding the members of our board of directors, see “Proposal One — Election of Directors” below.

Our board of directors believes that good corporate governance is important to ensure that Emergent BioSolutions is managed for the long-term benefit of our stockholders. This section describes key corporate governance guidelines and practices that our board has adopted. Complete copies of our corporate governance guidelines, committee charters and code of conduct are available on our website at www.emergentbiosolutions.com under “Investors — Corporate Governance.” In addition, a copy of the Audit Committee charter, as in effect on the date of this proxy statement, is attached as Appendix A. Alternatively, you can request a copy of any of these documents by writing to Emergent BioSolutions Inc., Attn: Investor Relations, 2273 Research Blvd, Suite 400, Rockville, Maryland 20850.

Corporate Governance Guidelines

Our board of directors has adopted corporate governance guidelines to assist in the exercise of its duties and responsibilities and to serve the best interests of Emergent BioSolutions and our stockholders. These guidelines, which provide a framework for the conduct of the board’s business, include:

•	the board of director’s principal responsibility is to oversee the management of Emergent BioSolutions;

•	a majority of the members of the board of directors shall be independent directors;

•	the independent directors shall meet regularly in executive session;

•	directors shall have full and free access to management and, as necessary and appropriate, independent advisors;

•	new directors shall participate in an orientation program and all directors are expected to participate in continuing director education on an ongoing basis; and

•	at least annually, the board of directors and its committees will conduct a self-evaluation to determine whether they are functioning effectively.

Board Determination of Independence

Under applicable rules of the New York Stock Exchange, or NYSE, a director will only qualify as “independent” if our board of directors affirmatively determines that he or she has no material relationship with us, either directly or as a partner, shareholder or officer of an organization that has a relationship with us. Our board of directors has established guidelines to assist it in determining whether a director has such a material relationship. Under these guidelines, a director is not considered to have a material relationship with us if he or she is independent under Section 303A.02(b) of the NYSE Listed Company Manual, even if he:

•	is an executive officer of another company which is indebted to us, or to which we are indebted, unless the total amount of either company’s indebtedness to the other is more than one percent of the total consolidated assets of the company he or she serves as an executive officer; or

•	serves as an officer, director or trustee of a tax exempt organization to which we make contributions, unless our discretionary charitable contributions to the organization are more than the greater of $1 million or 2% of that organization’s consolidated gross revenues. Our matching of employee charitable contributions would not be included in the amount of our contributions for this purpose.

In addition, ownership of a significant amount of our stock, by itself, does not constitute a material relationship.

For relationships not covered by the guidelines set forth above, the determination of whether a material relationship exists is made by the other members of our board of directors who are independent.

Our board of directors has determined that Mr. Allbaugh, Dr. Bailey, Dr. Harsanyi, Mr. Richard and Dr. Sullivan meet the categorical standards described above, that none of these directors has a material relationship with us and that each of these directors is “independent” as determined under Section 303A.02(b) of the NYSE Listed Company Manual. Our board of directors reached the same conclusion with respect to Dr. Shahzad Malik, who served as a member of our board of directors until his resignation effective March 12, 2008.

Board of Directors Meetings and Attendance

Our board of directors met eight times during the fiscal year ended December 31, 2008, either in person or by teleconference. During 2008, each of our directors attended at least 75% of the aggregate of the number of board meetings held during the period for which he or she has been a director and of meetings held by all committees on which he or she then served.

Our corporate governance guidelines provide that directors are expected to attend the annual meeting of stockholders. Mr. Allbaugh, Dr. Bailey, Mr. El-Hibri, Dr. Harsanyi, Mr. Hauer, Mr. Richard and Dr. Sullivan attended the 2008 annual meeting of stockholders.

Lead Director

Our corporate governance guidelines provide that in the event the chairman of our board of directors is not an independent director, a majority of the board’s independent directors may appoint an independent director, who has been nominated by the nominating and corporate governance committee, to serve as lead director. Because Fuad El-Hibri, the chairman of our board of directors, is not an independent director, our independent directors, based on the recommendation of the nominating and corporate governance committee, have appointed Dr. Harsanyi as the lead director. As lead director, Dr. Harsanyi serves as the presiding director at all executive sessions of our non-management or independent directors, facilitates communications between Mr. El-Hibri and other members of the board of directors, determines the need for special meetings of the board of directors and consults with Mr. El-Hibri on matters relating to corporate governance and board performance.

Board Committees

Our board of directors has established three standing committees — audit, compensation, and nominating and corporate governance — each of which operates under a charter that has been approved by our board of directors. Current copies of each committee’s charter are available on our website at www.emergentbiosolutions.com under “Investors — Corporate Governance.” Alternatively, you can request a copy of any of these documents by writing to Emergent BioSolutions Inc., Attn: Investor Relations, 2273 Research Blvd, Suite 400, Rockville, Maryland 20850.

Our board of directors has determined that all of the members of each of the board’s three standing committees are independent as defined under the rules of the NYSE, including, in the case of all members of the audit committee, the independence requirements contemplated by Rule 10A-3 under the Securities Exchange Act of 1934.

Audit Committee

The audit committee’s responsibilities include:

•	appointing, approving the compensation of and assessing the independence of our independent registered public accounting firm;

•	overseeing the work of our independent registered public accounting firm, including through the receipt and consideration of reports from our independent registered public accounting firm;

•	reviewing and discussing with management and the independent registered public accounting firm our annual and quarterly financial statements and related disclosures;

•	monitoring our internal control over financial reporting, disclosure controls and procedures and code of business conduct and ethics;

•	overseeing our internal audit function;

•	discussing our risk management policies;

•	establishing policies regarding hiring employees from the independent registered public accounting firm and procedures for the receipt and retention of accounting related complaints and concerns;

•	meeting independently with our internal auditing staff, independent registered public accounting firm and management;

•	reviewing and approving or ratifying any related person transactions; and

•	preparing the audit committee report required by SEC rules, which is included on page 10 of this proxy statement.

The members of our audit committee are Dr. Harsanyi, Mr. Richard and Dr. Sullivan. Dr. Harsanyi chairs the committee. Dr. Malik served as a member of our audit committee until his resignation from our board of directors effective March 12, 2008, when Dr. Sullivan replaced Dr. Malik as a member of our audit committee. Our board of directors has determined that Dr. Harsanyi qualifies as an “audit committee financial expert” as defined by applicable SEC rules. Our audit committee met five times during 2008.

Compensation Committee

The compensation committee’s responsibilities include:

•	annually reviewing and approving corporate goals and objectives relevant to the compensation of our chief executive officer;

•	determining the compensation of our chief executive officer;

•	reviewing and approving, or making recommendations to our board of directors with respect to, the compensation of our other executive officers;

•	overseeing an evaluation of our senior executives;

•	overseeing and administering our cash and equity incentive plans;

•	reviewing and discussing annually with management our “Compensation Discussion and Analysis,” which is included beginning on page 15 of this proxy statement; and

•	preparing the compensation committee report required by SEC rules, which is included on page 21 of this proxy statement.

The processes and procedures followed by our compensation committee in considering and determining executive and director compensation are described below under “— Executive and Director Compensation Processes.”

The members of our compensation committee are Mr. Richard, Mr. Allbaugh and Dr. Harsanyi. Mr. Richard chairs the committee. Although Mr. Abdun-Nabi has been nominated to succeed Mr. Allbaugh as a Class III director following the expiration of Mr. Allbaugh’s term at the 2009 annual meeting, we do not expect that, if elected, Mr. Abdun-Nabi would be appointed to our compensation committee because Mr. Abdun-Nabi, who is our president and chief operating officer, would not be independent as defined under the rules of the NYSE. Mr. Allbaugh replaced Dr. Malik as a member of our compensation committee after Dr. Malik’s resignation from our board of directors effective March 12, 2008. Our compensation committee met two times during 2008.

Nominating and Corporate Governance Committee

The nominating and corporate governance committee’s responsibilities include:

•	identifying individuals qualified to become members of the board of directors;

•	recommending to the board of directors the persons to be nominated for election as directors and to each of the board’s committees;

•	reviewing and making recommendations to our board of directors with respect to director compensation;

•	reviewing and making recommendations to the board of directors with respect to management succession planning;

•	developing and recommending to the board of directors corporate governance principles; and

•	overseeing an annual evaluation of the board of directors.

The processes and procedures followed by the nominating and corporate governance committee in identifying and evaluating director candidates are described below under the heading “— Director Nomination Process.”

The members of our nominating and corporate governance committee are Dr. Sullivan, Mr. Allbaugh and Dr. Bailey. Dr. Sullivan chairs the committee. Although Mr. Abdun-Nabi has been nominated to succeed Mr. Allbaugh as a Class III director following the expiration of Mr. Allbaugh’s term at the 2009 annual meeting, we do not expect that, if elected, Mr. Abdun-Nabi would be appointed to our nominating and corporate governance committee because Mr. Abdun-Nabi, who is our president and chief operating officer, would not be independent as defined under the rules of the NYSE. Our nominating and corporate governance committee met four times during 2008.

Executive and Director Compensation Processes

The compensation committee has implemented an annual review program for our executives pursuant to which the committee determines annual salary increases, annual cash bonus amounts and annual stock option awards granted to our executives. Our chief executive officer and vice president human resources prepare compensation recommendations regarding the compensation of each of our executive officers, other than the chief executive officer, and present these recommendations to the compensation committee for approval. The compensation committee considers corporate goals and objectives relevant to the compensation of our chief executive officer, evaluates the chief executive officer’s performance in light of these goals and objectives and determines and approves the compensation of the chief executive officer based on this evaluation.

The board of directors has delegated to our chief executive officer and our president and chief operating officer the authority to grant stock options to employees under our 2006 Stock Incentive Plan. Neither the chief executive officer nor the president and chief operating officer was authorized to grant options to himself, to any other director or executive officer, to any other officer or other person whose compensation is determined by the compensation committee or to any person who the board of directors or the compensation committee may from time to time designate in writing. In addition, the chief executive officer and the president and chief operating officer were not authorized to grant in the aggregate options with respect to more than 2,950,000 shares of common stock or to grant to any person, in any one calendar year, options with respect to more than 287,700 shares of common stock.

The compensation committee has the authority to retain compensation consultants and other outside advisors to assist in the evaluation of executive officer compensation. During 2008, the compensation committee retained Towers Perrin as an outside consultant to advise the compensation committee on market compensation practices and the implementation of public company compensation programs and policies and to review recommendations from management on compensation matters. The compensation committee met with the compensation consultant twice in 2008 and three times in 2009, at the time salary, annual bonus targets and stock option grant guidelines were being recommended for the chief executive officer and the other executive officers and in connection with the compensation committee’s approval of the proposed Amended and Restated 2006 Stock Incentive Plan.

Director Nomination Process

The process followed by our nominating and corporate governance committee to identify and evaluate director candidates includes requests to members of our board of directors and others for recommendations, meetings from time to time to evaluate biographical information and background material relating to potential candidates and interviews of selected candidates by members of the committee and the board of directors.

In considering whether to recommend any particular candidate for inclusion in the board of director’s slate of recommended director nominees, our nominating and corporate governance committee considers the candidate’s integrity, business acumen, knowledge of our business and industry, experience, diligence, conflicts of interest and the ability to act in the interests of all stockholders. The committee does not assign specific weights to particular criteria and no particular criterion is a prerequisite for each prospective nominee. Our board of directors believes that the backgrounds and qualifications of its directors, considered as a group, should provide a composite mix of experience, knowledge and abilities that will allow it to fulfill its responsibilities. Additionally, it is an overriding goal of the board of directors to strive for diversity in the composition of the membership of the board of directors.

Stockholders may recommend individuals to our nominating and corporate governance committee for consideration as potential director candidates by submitting their names, together with appropriate biographical information and background materials and a statement as to whether the stockholder or group of stockholders making the recommendation has beneficially owned more than 5% of our common stock for at least a year as of the date such recommendation is made, to Nominating and Corporate Governance Committee, c/o Corporate Secretary, Emergent BioSolutions Inc., 2273 Research Boulevard, Suite 400, Rockville, Maryland 20850. Assuming that appropriate biographical and background material has been provided on a timely basis, the nominating and corporate governance committee will evaluate candidates recommended by stockholders by following substantially the same process, and applying substantially the same criteria, as it follows for candidates submitted by others. Stockholders also have the right under our by-laws to directly nominate director candidates, without any action or recommendation on the part of the nominating and corporate governance committee or the board of directors, by following the procedures set forth under “Stockholder Proposals” in this proxy statement.

At the 2009 annual meeting, our stockholders will be asked to consider the election of Dr. Sue Bailey and Daniel J. Abdun-Nabi. During 2007, Dr. Bailey was appointed by our board of directors to serve as a Class III director with a term expiring at the 2009 annual meeting. Consequently, this is the first time that Dr. Bailey has been nominated for election as a director. This is also the first time that Mr. Abdun-Nabi has been nominated for election as a director. Dr. Bailey was originally proposed to our nominating and corporate governance committee by Mr. El-Hibri, our chief executive officer, and our board of directors determined to include Dr. Bailey among its nominees at the 2009 annual meeting. Our board of directors also determined to include Mr. Abdun-Nabi, who is our president and chief operating officer, among its nominees to succeed Joe Allbaugh as a Class III director following the expiration of Mr. Allbaugh’s term at the 2009 annual meeting.

Communicating with the Independent Directors

Our board of directors will give appropriate attention to written communications that are submitted by stockholders and other interested parties and will respond if and as appropriate. The lead director, with the assistance of our general counsel, is primarily responsible for monitoring communications from stockholders and other interested parties and for providing copies or summaries to the other directors as he or she considers appropriate.

Under procedures approved by a majority of our independent directors, communications are forwarded to all directors if they relate to important substantive matters and include suggestions or comments that the lead director considers to be important for the directors to know. In general, communications relating to corporate governance and corporate strategy are more likely to be forwarded than communications relating to ordinary business affairs, personal grievances and matters as to which we receive repetitive or duplicative communications.

Stockholders and other interested parties who wish to send communications on any topic to our board of directors should address such communications to Board of Directors, c/o Corporate Secretary, Emergent BioSolutions Inc., 2273 Research Boulevard, Suite 400, Rockville, Maryland 20850.

Independent Registered Public Accounting Firm’s Fees

The following table summarizes the fees of Ernst & Young LLP, our independent registered public accounting firm, billed to us for each of the last two fiscal years for audit and other services. For 2008, audit fees include an estimate of amounts not yet billed.

Fee Category	2008	2007

Audit Fees(1)	$965,241	$1,214,900
Audit-Related Fees(2)	47,500	—
Tax Fees(3)	365,742	230,661
All Other Fees	—	—

Total Fees	$1,378,483	$1,445,561

(1)	Audit fees consist of fees for the audit of our consolidated financial statements and other professional services provided in connection with statutory and regulatory filings or engagements.

(2)	Audit-related fees consist of fees for assurance and related services that are reasonably related to the performance of the audit and the review of our financial statements and which are not reported under “Audit Fees.” These services relate to the filing of our shelf registration statement.

(3)	Tax fees consist of fees for tax compliance, tax advice and tax planning services. Tax compliance services, which relate to preparation of tax returns and claims for refunds, accounted for $119,731 of the total tax fees billed in 2008 and $82,980 of the total tax fees billed in 2007. Tax advice and tax planning services relate to assistance with tax credit and deduction studies and calculations, tax advice related to acquisitions, structure and transfer pricing and tax audits.

Pre-Approval Policies and Procedures

Our audit committee has adopted policies and procedures relating to the approval of all audit and non-audit services that are to be performed by our independent registered public accounting firm. These policies generally provide that we will not engage our independent registered public accounting firm to render audit or non-audit services unless the service is specifically approved in advance by the audit committee or the engagement is entered into pursuant to one of the pre-approval procedures described below.

From time to time, our audit committee may pre-approve specified types of services that are expected to be provided to us by our independent registered public accounting firm during the next 12 months. Any such pre-approval is detailed as to the particular service or type of services to be provided and is also generally subject to a maximum dollar amount.

Audit Committee Report

The audit committee has reviewed our audited financial statements for the fiscal year ended December 31, 2008 and discussed them with our management and our independent registered public accounting firm.

The audit committee also has received from, and discussed with, our independent registered public accounting firm various communications that our independent registered public accounting firm is required to provide to the audit committee, including the matters required to be discussed by the Statement on Auditing Standards No. 61, as amended (AICPA, Professional Standards, Vol. 1, AU section 380), as adopted by the Public Company Accounting Oversight Board in Rule 3200T.

The audit committee has received the written disclosures and the letter from our independent registered public accounting firm required by the applicable requirements of the Public Company Accounting Oversight Board regarding the independent registered public accounting firm’s communications with the audit committee concerning independence, and has discussed with our independent registered public accounting firm their independence.

Based on the review and discussions referred to above, the audit committee recommended to our board of directors that the audited financial statements be included in our Annual Report on Form 10-K for the year ended December 31, 2008.

By the Audit Committee of the Board of Directors of Emergent BioSolutions Inc.

Zsolt Harsanyi, Ph.D., Chair
Ronald B. Richard
Louis W. Sullivan, M.D.

Transactions with Related Persons

Consulting Agreement

The Hauer Group provides us strategic consulting and domestic marketing advice pursuant to a consulting agreement we initially entered in March 2006. In March 2007, we amended this consulting agreement to extend its term through March 2008. Effective as of April 1, 2008, upon the expiration of this consulting agreement, we entered into a new consulting agreement with The Hauer Group with a term that expires on April 1, 2009, unless extended by mutual agreement. Jerome Hauer, who is a member of our board of directors, is the chief executive officer of The Hauer Group, and Mr. Hauer and his wife are the sole owners of The Hauer Group. Under the terms of both the consulting agreement in effect before April 1, 2008 and the consulting agreement in effect after April 1, 2008, we agreed to pay The Hauer Group $15,000 per month for its services. Under these consulting agreements, we paid The Hauer Group approximately $180,000 in 2008 and $45,000 in the three months ended March 31, 2009.

Agreements with Intergen N.V.

On February 10, 2009, we entered into an amended and restated marketing agreement with Intergen N.V. The marketing agreement amends and restates a prior amended and restated marketing agreement. The marketing agreement is effective as of November 5, 2008, the date the prior agreement expired in accordance with its terms. Yasmine Gibellini, the chairperson and a major shareholder of Intergen, is the sister of Fuad El-Hibri, our chief executive officer and chairman of our board of directors. Under the marketing agreement, we appointed Intergen as our marketing representative for the sale and promotion of BioThrax, recombinant Protective Antigen (rPA) anthrax vaccine, anthrax immune globulin, recombinant botulinum vaccine and botulinum immune globulin in Saudi Arabia, Qatar and United Arab Emirates, unless the export of such products to any of these countries is prohibited by the U.S. government. The appointment is non-exclusive. We agreed to pay Intergen a fee equal to 17.5% of net sales of the marketed products pursuant to customer contracts in Saudi Arabia, and 15% in Qatar and United Arab Emirates. Under the marketing agreement, we agreed to reimburse Intergen for out-of-pocket expenses attributable to a particular purchase contract up to a specified percentage of net sales under that contract. The term of the marketing agreement expires on November 5, 2009, and will be extended automatically for successive one-year terms unless terminated by either party. Either party may terminate the marketing agreement on 90 days notice. We have not paid Intergen any fees to date under this agreement.

In January 2000, we entered into a termination and settlement agreement with Intergen under which we were obligated to pay Intergen a $70,000 settlement payment when we received more than $3.0 million in the aggregate pursuant to contracts for sale of anthrax vaccine to a party other than the U.S. government. This settlement payment was made in February 2009.

Registration Rights

In September 2006, we granted registration rights with respect to shares of our common stock to our principal stockholders. The following table sets forth the number of shares of our common stock subject to these registration rights that are held by our 5% stockholders and their affiliates.

Number of Shares of
Name	Common Stock

Intervac, L.L.C.	7,681,835
BioPharm, L.L.C.	3,665,043
Biovac, L.L.C.	1,599,155
Intervac Management, L.L.C.	719,275

Demand registration rights.  Subject to specified limitations, holders of these registrations rights may, beginning 90 days after our initial public offering, require that we register all or part of our common stock subject to the registration rights for sale under the Securities Act of 1933. These holders may demand registration of our common stock so long as the offering price to the public of the shares requested to be registered is at least $25,000,000. We are required to effect only one demand registration, subject to specified exceptions.

Incidental registration rights.  If we propose to register any of our common stock under the Securities Act of 1933, subject to specified exceptions, either for our own account or for the account of other security holders, holders of registration rights are entitled to notice of the registration and to include shares of common stock subject to the registration rights in the registered offering.

Limitations and expenses.  With specified exceptions, the right to include shares in a registration is subject to the right of underwriters for the offering to limit the number of shares included in the offering. We are required to pay one-half of all fees, costs and expenses of any demand registration, other than underwriting discounts and commissions.

Outside Legal Counsel

We have engaged Wilmer Cutler Pickering Hale and Dorr LLP, or WilmerHale, to provide legal services to us, including with respect to general corporate, securities law and licensing matters and for litigation strategy and counseling. Denise Esposito, our senior vice president, legal affairs and general counsel is married to a former partner at WilmerHale, who did not participate in providing legal services to the Company. We incurred fees for legal services rendered by WilmerHale of approximately $1,473,000 in 2008. Ms. Esposito’s husband was not affiliated with WilmerHale during 2009. We engage WilmerHale in the ordinary course of our business on an arm’s length basis and pay WilmerHale based on its standard rates.

Policies and Procedures for Related Person Transactions

In March 2007, our board of directors adopted written policies and procedures for the review of any transaction, arrangement or relationship in which Emergent BioSolutions is a participant, the amount involved exceeds $120,000 and one of our executive officers, directors, director nominees or 5% stockholders (or their immediate family members), each of whom we refer to as a “related person,” has a direct or indirect material interest.

If a related person proposes to enter into such a transaction, arrangement or relationship, which we refer to as a “related person transaction,” the related person must report the proposed related person transaction to our general counsel. The policy calls for the proposed related person transaction to be reviewed and, if deemed appropriate, approved by the audit committee. Whenever practicable, the reporting, review and approval will occur prior to entry into the transaction. If advance review and approval is not practicable, the committee will review, and, in its discretion, may ratify the related person transaction. The policy also permits the chairman of the committee to review and, if deemed appropriate, approve proposed related person transactions that arise between committee meetings, subject to ratification by the committee at its next meeting. Any related person transactions that are ongoing in nature will be reviewed annually.

A related person transaction reviewed under the policy will be considered approved or ratified if it is authorized by the committee after full disclosure of the related person’s interest in the transaction. As appropriate for the circumstances, the committee will review and consider:

•	the related person’s interest in the related person transaction;

•	the approximate dollar value of the amount involved in the related person transaction;

•	the approximate dollar value of the amount of the related person’s interest in the transaction without regard to the amount of any profit or loss;

•	whether the transaction was undertaken in the ordinary course of our business;

•	whether the terms of the transaction are no less favorable to us than terms that could have been reached with an unrelated third party;

•	the purpose of, and the potential benefits to us of, the transaction; and

•	any other information regarding the related person transaction or the related person in the context of the proposed transaction that would be material to investors in light of the circumstances of the particular transaction.

The committee may approve or ratify the transaction only if the committee determines that, under all of the circumstances, the transaction is consistent with our best interests. The committee may impose any conditions on the related person transaction that it deems appropriate.

In addition to the transactions that are excluded by the instructions to the SEC’s related person transaction disclosure rule, the board of directors has determined that the following transactions do not create a material direct or indirect interest on behalf of related persons and, therefore, are not related person transactions for purposes of this policy:

•	interests arising solely from the related person’s position as an executive officer of another entity (whether or not the person is also a director of such entity), that is a participant in the transaction, where (a) the related person and all other related persons own in the aggregate less than a 10% equity interest in such entity, (b) the related person and his or her immediate family members are not involved in the negotiation of the terms of the transaction and do not receive any special benefits as a result of the transaction, (c) the amount involved in the transaction equals less than the greater of $1 million dollars or 2% of the annual gross revenues of the other entity that is a party to the transaction, and (d) the amount involved in the transaction equals less than 2% of our annual gross revenues; and

•	a transaction that is specifically contemplated by provisions of our charter or bylaws.

The policy provides that transactions involving compensation of executive officers shall be reviewed and approved by the compensation committee in the manner specified in its charter.

Under the audit committee charter that was in place prior to our initial public offering, the audit committee was responsible for reviewing and approving related person transactions. In reviewing such transactions, the audit committee considered the nature of and business reason for such transactions, how the terms of such transactions compared to those which might be obtained from unaffiliated third parties and whether such transactions were otherwise fair to and in the best interests of, or not contrary to, our best interests. In addition, all related person transactions required prior approval, or later ratification, by the audit committee. There were no related person transactions in 2008 with respect to which these policies and procedures were not followed.

EXECUTIVE OFFICERS OF THE REGISTRANT

Our executive officers and their respective ages and positions as of March 23, 2009 are as follows:

Name	Age	Position

Fuad El-Hibri	51	Chairman of the Board of Directors and Chief Executive Officer
Daniel J. Abdun-Nabi	54	President and Chief Operating Officer
R. Don Elsey	55	Senior Vice President, Finance and Administration, Chief Financial Officer and Treasurer
Denise Esposito	42	Senior Vice President, Legal Affairs, General Counsel and Secretary
Kyle W. Keese	47	Senior Vice President, Manufacturing Operations
Stephen Lockhart	52	Senior Vice President, Product Development

Fuad El-Hibri.  For more information about Mr. El-Hibri, see his biography under the caption “Proposal One — Election of Directors.”

Daniel J. Abdun-Nabi.  For more information about Mr. Abdun-Nabi, see his biography under the caption “Proposal One — Election of Directors.”

R. Don Elsey.  Mr. Elsey has served as senior vice president, finance and administration since May 2007, chief financial officer since March 2006 and treasurer since June 2005. Mr. Elsey previously served as vice president, finance from June 2005 to May 2007. Mr. Elsey served as the director of finance and administration at IGEN International, Inc., a biotechnology company, and its successor BioVeris Corporation, from April 2000 to June 2005. Prior to joining IGEN, Mr. Elsey served as director of finance at Applera, a genomics and sequencing company, and in several finance positions at International Business Machines, Inc. Mr. Elsey received an M.B.A. in finance and a B.A. in economics from Michigan State University. Mr. Elsey is a certified management accountant.

Denise Esposito.  Ms. Esposito has served as senior vice president, legal affairs and general counsel since April 2007 and secretary since January 2008. Ms. Esposito previously served as vice president and deputy general counsel from December 2004 to April 2007. Ms. Esposito was a partner at the law firm Wilmer Cutler Pickering Hale and Dorr LLP from January 2000 to December 2004. Ms. Esposito received a J.D. from the University of Michigan School of Law and a B.A. in economics from Rutgers University.

Kyle W. Keese.  Mr. Keese has served as senior vice president, manufacturing operations since January 2008. Mr. Keese previously served as senior vice president, corporate affairs from May 2007 to January 2008, senior vice president, marketing and communications from March 2006 to May 2007 and vice president, sales and marketing of Emergent BioSolutions from June 2004 to March 2006 and of BioPort Corporation from June 2003 to June 2004. Mr. Keese served as vice president, business development for Antex Biologics, Inc., a biotechnology company, from March 2001 to May 2003, when we acquired substantially all of the assets of Antex. Prior to joining Antex, Mr. Keese served in various business development, marketing and sales management positions at IGEN International and Abbott Laboratories and as an officer in the U.S. Navy. Mr. Keese received an M.B.A. from National University and a B.A. in mathematics and computer science from Tulane University.

Stephen Lockhart.  Dr. Lockhart has served as senior vice president, product development since June 2008. Dr. Lockhart previously served as the president of our subsidiary, Emergent BioSolutions Product Development UK Ltd., from October 2007 to June 2008. Prior to joining Emergent, Dr. Lockhart served as assistant vice president in charge of global bacterial vaccine clinical research at Wyeth Pharmaceuticals, a pharmaceutical and health care product company, from January 2005 until October 2007 and as senior director of global bacterial vaccine clinical research at Wyeth from August 2000 to January 2005. Dr. Lockhart received an M.A. from Cambridge University and received his advanced medical and research degrees from the University of Oxford. Dr. Lockhart is a Fellow of the Faculty of Pharmaceutical Medicine.

INFORMATION ABOUT EXECUTIVE AND DIRECTOR COMPENSATION

Compensation Discussion and Analysis

This section discusses the principles underlying our executive compensation programs, policies and decisions and the most important factors relevant to an analysis of these programs, policies and decisions. It provides qualitative information regarding the manner and context in which compensation is awarded to and earned by our executives and is intended to place in perspective the data presented in the tables and narrative that follow.

The compensation committee of our board of directors oversees our executive compensation programs. In this role, the compensation committee reviews and approves annually all compensation decisions relating to our executive officers. The compensation committee has hired Towers Perrin as its independent compensation consultant. Towers Perrin provides data and advice that the compensation committee considers in making its decisions.

Executive Compensation Principles

Our executive compensation programs are based on four key principles:

•	a significant portion of each senior executive’s compensation should be variable, based on a combination of individual and corporate performance;

•	compensation opportunities should be competitive with similarly sized, commercial-stage biotechnology companies;

•	the equity compensation program should align executive interests with those of stockholders and should be simple for participants to understand; and

•	supplemental benefits and perquisites should be limited and used selectively in specific circumstances to attract and retain executives.

We have designed our compensation programs to reflect these four principles.

A significant portion of each senior executive’s compensation should be variable, based on a combination of individual and corporate performance.  We believe that the performance of senior executives has a significant impact on the overall performance of our company. To that end, a significant portion of the compensation opportunity provided to our senior executives is variable based on performance. We consider both annual cash bonuses and stock option awards to be variable compensation.

The following table sets forth information regarding the targeted mix of compensation for 2009 for our chief executive officer and our other named executive officers. The percentages in the following table are based on target annual cash bonuses for 2008 and stock option awards made in 2009 for performance in 2008. The target value delivered by long-term, equity-based awards is calculated based on a modified Black-Scholes model as described further in the Stock Option Awards discussion. While we set each compensation element independently based on market practice and there is no formal policy with respect to allocation between elements, the compensation committee reviews the following percentages to ensure they align with our principle of significant variable-based compensation.

		Other Named
	Chief Executive	Executive Officers
Compensation Element (Targeted)	Officer	(Average)

Short-term, cash-based
Base salary	27%	38%
Annual cash bonus	13%	14%
Long-term, equity-based
Stock option awards	60%	48%

Compensation opportunities should be competitive with similarly sized, commercial-stage biotechnology companies.  In making compensation decisions, the compensation committee compares our executive compensation to that paid by a peer group of publicly held biotechnology companies that we consider competitors for executive talent. Based on recommendations from our outside compensation consultant, our management identifies other similarly sized biotechnology companies that are generally in a similar phase of business life cycle. The criteria for selecting peer companies includes:

•	revenues;

•	number of employees; and

•	market capitalization.

During 2008, the compensation consultant collected market compensation from two sources:

•	the Radford Global Life Sciences Survey, which collects information from several hundred companies in our industry and which we refer to as the Radford Survey; and

•	proxy statements of other publicly held biotechnology companies.

The primary benchmark for setting salaries, target bonus percentages and stock option grant guidelines is the Radford Survey. As a secondary benchmark, we then perform a comparison of each executive to our proxy peer group in an effort to make sure that our pay and incentive practices also remain competitive with that targeted list of companies. Because many of the companies in the proxy peer group participate in the Radford Survey, compensation levels from the two benchmarks are generally consistent.

In March 2008, the compensation committee met to establish 2008 base salaries, target bonus percentages and option grant guidelines. In making these decisions, the compensation committee considered 2007 performance and also relied on the two market compensation data sources. Based on our size and performance through the end of 2007, the compensation committee focused on data from:

•	companies employing 150 to 499 employees in the Radford Survey; and

•	the following 25 proxy peer group companies:

— Acadia Pharmaceuticals Inc.
— Arqule Inc.
— Array BioPharma Inc.
— AtheroGenics Inc.
— CollaGenex Pharmaceuticals Inc.
— Cubist Pharmaceuticals Inc.
— CV Therapeutics Inc.
— DepoMed Inc.
— Dyax Corp.
— Human Genome Sciences Inc.
— Idenix Pharmaceuticals Inc.
— ImmunoGen Inc.
— InterMune, Inc.
— Iomai Corp.
— ISTA Pharmaceuticals Inc.
— Lexicon Pharmaceuticals Inc.
— Martek Biosciences Corp.
— Medarex Inc.
— Meridian Bioscience Inc.
— Nabi Biopharmaceuticals
— Nektar Therapeutics
— Noven Pharmaceuticals Inc.
— Vanda Pharmaceuticals, Inc.
— Vical Inc.
— ZymoGenetics Inc.
In March 2009, the Compensation Committee met to establish 2009 base salaries, target bonus percentages and option grant guidelines. At this time, the compensation committee also reviewed and approved adjustments to our market data sources based on our growth in 2008 in terms of revenues, employees and market capitalization. Specifically, in making 2009 salary, target bonus and option grant guideline decisions, the compensation committee gave consideration to:

•	blended data from the Radford Survey including both (i) companies employing 150 to 499 employees and (ii) companies employing over 500 employees; and

•	the following proxy peer group companies:

— Alkermes Inc.
— Array BioPharma Inc.
— Auxilium Pharmaceuticals Inc.
— Cubist Pharmaceuticals Inc.
— CV Therapeutics Inc.
— Human Genome Sciences Inc.
— ImmunoGen Inc.
— Lexicon Pharmaceuticals Inc.
— Medarex Inc.
— Meridian Bioscience Inc.
— Nektar Therapeutics
— Noven Pharmaceuticals Inc.
— OSI Pharmaceuticals Inc.
— Progenics Pharmaceuticals Inc.
— ViroPharma Inc.
— ZymoGenetics Inc.

The equity compensation program should align executive interests with those of stockholders and should be simple for participants to understand.  We use stock options to align the compensation opportunity for our executives with stockholder value creation. With stock options, executives are rewarded only if our stock price increases above the exercise price of the option. We believe that stock option grants are an effective method of motivating executives to manage our company in a manner that is consistent with the long-term interests of our stockholders. In addition, we believe that stock options provide an effective incentive as they are widely understood by executives. The compensation committee has reviewed and will continue to monitor market trends with respect equity incentives and may periodically evaluate the appropriateness of other equity-based compensation vehicles.

Supplemental benefits and perquisites should be limited and used selectively in specific circumstances to attract and retain executives.  We believe that performance-based compensation vehicles should receive the greatest weighting in compensation opportunities for executives. Accordingly, we use supplemental benefits on a case-by-case basis only to the extent we consider necessary to attract or retain particular executives. Other than providing certain executives with the use of a car, our grant of these benefits has been minimal. In 2008, Dr. Lockhart was the only named executive officer to be provided with the use of a car.

Elements of Executive Compensation

Compensation for our executives generally consists of the following elements:

•	base salary;

•	discretionary annual cash bonuses;

•	stock option awards;

•	insurance, retirement and other traditional employee benefits; and

•	severance and change of control benefits.

We have no formal or informal policy or target for allocating compensation between long-term and short-term compensation or between cash and non-cash compensation. Instead, the compensation committee, after reviewing information provided by the outside compensation consultant, determines subjectively what it believes to be the appropriate level and mix of the various compensation components.

Base Salary.  We provide base salaries to executive officers within a competitive range in an amount generally based on the 50th percentile of the Radford Survey data as described above. We determine the amount of each executive’s salary within this range based on a variety of factors, including the executive’s seniority, level of responsibility, individual performance and potential future contributions to our company. In addition, because we consider the performance of senior executives to be a critical factor to our success, we consider our overall financial and stock price performance in making decisions to raise executive salaries. The compensation committee reviews base salaries at least annually and adjusts such salaries from time to time to realign them with market levels after taking into account individual responsibilities, performance and experience.

The compensation committee used the Radford Survey data and gave consideration to the proxy peer group in approving the annual base salaries paid to our named executive officers for 2008 that are described in “Executive Compensation” below, and in approving the following 2009 annual base as summarized in the following table.

Named Executive Officer	2009 Salary		Increase from 2008

Fuad El-Hibri	$575,000		6.7%
Daniel J. Abdun-Nabi	$410,958		5.0%
R. Don Elsey	$315,666		6.5%
Kyle W. Keese	$286,624		4.0%
Stephen Lockhart	$316,800	(1)	2.5%

(1)	Converted to U.S. dollars from British pounds sterling, which have been converted to U.S. dollars at an exchange rate of 1.85518 U.S. dollars for each pound sterling. This exchange rate represents the average interbank exchange rate for the period January 1, 2008 through December 31, 2008.

On average, 2009 salaries represent a 5% increases over the prior year. The largest increase was in the case of Mr. El-Hibri as the market compensation data showed his 2008 salary to be below the 50th percentile and the compensation committee deemed it appropriate to increase his salary by 6.7%.

In establishing base salary, the compensation committee also considered the specific contributions made to the corporation by each executive, the experience of each executive in their role, and in the case of Mr. Abdun-Nabi, the additional responsibilities he bears in serving as both president and chief operating officer.

Discretionary Annual Cash Bonuses.  The compensation committee has the authority to award discretionary annual cash bonuses to our executives. We pay discretionary annual bonuses in cash in an amount reviewed and approved by the compensation committee. Each executive is eligible for a discretionary annual bonus based on a target percentage of such executive’s annual base salary. Annual cash bonuses are intended to motivate executives and compensate them for achieving financial and operational goals and individual performance objectives.

The philosophy of the compensation committee is to set bonus targets at approximately the 50th percentile as measured against the Radford Survey data. The compensation committee used the Radford Survey data and gave consideration to the proxy peer group in approving the following target annual cash bonus percentages for the following executives for 2008: 50% for Mr. El-Hibri, 45% for Mr. Abdun-Nabi, 40% for Mr. Elsey, 35% for Mr. Keese and 35% for Dr. Lockhart. During the course of 2008, Mr. El-Hibri and members of the compensation committee had on going communications regarding expectations for Mr. El-Hibri’s performance for 2008, and Mr. El-Hibri had similar communications with each executive with respect to performance expectations for each of them for the year. Performance expectations vary depending on the individual executive, but relate generally to strategic factors such as product development and business goals and to financial factors such as our total revenue for the year. At the end of 2008, Mr. El-Hibri performed a review of the individual performance of each executive officer other than himself based on each executive’s contribution to our corporate success for the year, and recommended a bonus award to the compensation committee. Despite the establishment of target annual cash bonus percentages, the bonus awards are discretionary. The compensation committee performed its own analysis of the performance of Mr. El-Hibri and of the performance of the other executive officers based in part on information and analysis provided by Mr. El-Hibri, and determined the bonus award amounts for each named executive officer that are described in “Executive Compensation” below. In determining the amounts of bonus awards, the compensation committee does not rely on a formula that assigns a predetermined value to any performance expectations nor does the compensation committee necessarily limit its determination to a consideration of the performance expectations specifically discussed with each executive during the course of the year. The compensation committee has not fixed a maximum payout for any executive’s discretionary annual bonus. In its discretion, the compensation committee may make actual cash bonuses awards that are greater or less than the target percentage.

For bonuses awarded to executives in 2009 for performance in 2008, the compensation committee first considered corporate achievements during 2008, including our acquisitions of additional product candidates, our new $404 million procurement contract for BioThrax, generation of grant funding for advancement of our biodefense portfolio, the approval of our supplemental BLA for a reduced dosing regimen for BioThrax, and construction achievements. In making its bonus determination for Mr. El-Hibri, the compensation committee considered Mr. El-Hibri’s strategic leadership, securing of the BioThrax procurement contract, acquisition of rights to a tuberculosis vaccine candidate, completion of a corporate strategic plan, and success in driving an increase in stock price. In making its bonus determination for Mr. Abdun-Nabi, the compensation committee considered Mr. Abdun-Nabi’s operational leadership, development of the management team, negotiation of the contract with the U.S. Department of Health and Human Services, or HHS, securing of the BioThrax procurement contract, acquisition of additional product candidates, and advancement of public affairs projects and initiatives. In making its bonus determination for Mr. Elsey, the compensation committee considered Mr. Elsey’s efforts in producing quality SEC filings, operational leadership of the finance group, oversight of Sarbanes-Oxley compliance efforts, and initiative in investor relations. In making its bonus determination for Mr. Keese, the compensation committee considered Mr. Keese’s completion of a manufacturing plan for our rPA product candidate, enhancement of the project management group, establishment of a manufacturing strategic plan, and progress with respect to our new manufacturing facility. In making its bonus determination for Dr. Lockhart, the compensation committee considered Dr. Lockhart’s restructuring of the product development division, finalization of a product development strategy, oversight in the establishment of the Oxford-Emergent Tuberculosis Consortium, and operational leadership of the product development group.

The following table summarizes bonuses awarded for 2008 performance in early 2009.

			Bonus Amount as %
Named Executive Officer	Bonus Amount		of Target Bonus

Fuad El-Hibri	$323,250		120%
Daniel J. Abdun-Nabi	$211,350		120%
R. Don Elsey	$118,560		100%
Kyle W. Keese	$96,460		100%
Stephen Lockhart	$75,725	(1)	70%

(1)	Converted to U.S. dollars from British pounds sterling, which have been converted to U.S. dollars at an exchange rate of 1.85518 U.S. dollars for each pound sterling. This exchange rate represents the average interbank exchange rate for the period January 1, 2008 through December 31, 2008.

In the March 2009 meeting, the compensation committee also considered the Radford Survey data to set target annual cash bonus percentages for 2009 as follows: 65% for Mr. El-Hibri, 45% for Mr. Abdun-Nabi, 45% for Mr. Elsey, 40% for Mr. Keese, and 40% for Dr. Lockhart. None of the executives is guaranteed an annual cash bonus for 2009.

Stock Option Awards.  Based on market practice and our objective to align executives’ interest with those of our stockholders, we currently use stock options as the sole form of long-term incentive compensation for executives and other employees. All option awards to executive officers are made by the compensation committee. For option grants made in 2008, we relied on general guidelines that the compensation committee reviewed and approved based on data provided by the independent compensation consultant to determine annual option grants to executives. The guidelines included a minimum, midpoint, high and maximum number of options to be awarded to each participant level. When the guidelines were created, a modified Black-Scholes valuation indicated that the midpoint provided for an annual option award between the 50th and 75th percentile of long-term incentive values as compared to the Radford Survey data as described above. This modified Black-Scholes valuation assumed that our options had a fair market value equal to 50% of the underlying share price at grant, which was generally consistent with the fair market value assumption applied to option grants of participating companies in the Radford Survey and was comparable to the average Black-Scholes ratio of the proxy peer companies. This 50% ratio, however, can and will likely vary over time due to factors such as volatility of our share price and variability in the fair market value assumption applied to the participating companies in the Radford Survey.

We measured the value delivered by option awards made in 2008 using the same Black-Scholes valuation but with an updated share price based on our trading range immediately preceding the March 2008 grant. Because the updated share price was below the share price at which the guidelines were initially developed, the Black-Scholes value of grants made in 2008 was in some cases below the 50th and 75th percentile range initially established. However, the compensation committee made the decision not to increase the number of options to award in 2008 (which would have been necessary to maintain 50th to 75th percentile award values). The specific option grant each executive received was based on these guidelines and other factors, including the executive’s individual performance and potential future contribution to our company.

In February 2009, we established new guidelines to determine the amount of annual stock option grants that we may make to executives and other employees based on the expected Black-Scholes value to be conveyed. However, whereas the prior guidelines specified a number of options, these guidelines specify a value to be granted. Consistent with our philosophy, the guidelines were developed such that the midpoint generally corresponds with the average of the 50th and 75th percentile.

These new guidelines formed the basis for stock option grants to our executives that we made in March 2009. To calculate the actual number of options represented by the expected value of the award to each executive, we assume that the fair market value of each option is equivalent to 50% of the 30-day average closing price of our common stock on the NYSE (ending on the fifth day prior to the date of grant). To arrive at the actual number of options to be granted to each executive, we then divide the total value desired to be granted by this 30-day average. The specific option grant each executive receives is based on these guidelines and other factors, including the executive’s individual performance and potential future contribution to our company. The compensation committee approves annual option grants concurrently with its determination of annual base salaries and annual cash bonuses. We also apply these guidelines for grants to newly hired executives.

We generally make an annual option grant to all executives and certain eligible employees on the third full trading day following the release of our financial results of operations for the prior fiscal year. We generally grant options on the third full trading day following the release of our financial results of operations for the most recently completed fiscal quarter to executives and certain employees who have been hired or promoted since the occurrence of the last option grant. If circumstances warrant, we also may make stock option grants at various other points throughout the year.

Our policy is to set the exercise price of all stock options equal to the fair market value of our common stock on the date of grant, which we consider to be the closing sales price of our common stock on the NYSE on the trading day immediately preceding the date of grant. In general, options that we grant vest in three equal annual installments beginning one year from the date of grant and have a seven year term. The vesting feature of our stock option grants is intended to aid in executive retention by providing an incentive to our executives to remain in our employ during the vesting period.

The compensation committee reviews all components of each executive’s compensation when determining equity awards to ensure that an executive’s total compensation conforms to our overall philosophy and objectives. The compensation committee may consider the value of previously granted stock option awards in making future grants, but a significant amount of value represented by previous awards or a significant level of stock ownership will generally not necessarily cause the committee to forego making, or reduce the amount of, any future award. For the chief executive officer, the compensation committee takes into account the current level of stock ownership by the chief executive officer when determining ongoing stock option grants, but a significant amount of value represented by previous awards or a significant level of stock ownership will not necessarily cause the committee to forego making, or reduce the amount of, any future award.

Benefits.  We maintain broad-based benefits and perquisites that are generally available to all employees, including health insurance, life and disability insurance, dental insurance and a 401(k) plan. Executives are eligible to participate in all of our employee benefit plans, in each case on the same basis as other employees. We provide a matching contribution for each 401(k) plan participant of 50% of the participant’s elective deferrals for the year up to 6% of the participant’s salary. The matching contribution is fully and immediately vested. For Dr. Lockhart, provided that he makes a monthly contribution equal to 2.5% of his salary to a qualified personal pension plan, we will contribute an amount equal to 10% of his salary to such plan, subject to limits that may be imposed by U.K. HM Revenue & Customs.

Executive Severance Arrangements.  Compensation for executives includes severance and change of control arrangements, which are reflected in our severance plan and termination protection program. Our severance plan and termination protection program provides for payments and benefits as a result of involuntary termination without cause or termination of employment in particular circumstances in connection with a change of control. The severance plan and termination protection program is designed based on our understanding of market practice at comparable companies for similarly situated executives and in a manner that we believe is likely to attract and help retain high quality executive talent. The severance plan and termination protection program is described in greater detail under “— Executive Compensation — Payments Upon Termination or Change of Control.”

In connection with a change of control, executives other than the chief executive officer are entitled to receive payments and benefits only as a result of an involuntary termination without cause or termination by the executive for good reason. In the case of the chief executive officer, the severance plan and termination protection program provides for a 30-day period following the first anniversary of the change of control in which he can resign for any reason and receive the payments and benefits due under the program. We have provided for this arrangement for our chief executive officer so that his future employment status with any successor to our company will not be a meaningful consideration in his evaluation of any potential corporate transaction.

In making its decision to adopt the severance plan and termination protection program, the compensation committee considered the views of the outside compensation consultant that the program was consistent with market practice, as well as information on the potential costs associated with the program. We do not provide any payments or benefits in the case of termination by the executive without good reason or in the case of termination for cause.

Other Executive Compensation Policies

Role of Executive Officers in Determining Executive Compensation.  Although the compensation committee approves all compensation decisions relating to our executive officers, our chief executive officer, together with our vice president human resources, prepares compensation recommendations for each of our executive officers, other than the chief executive officer, and presents these recommendations to the compensation committee for approval. In addition, the outside compensation consultant retained by the compensation committee periodically meets with management to gain input on objectives with respect to executive compensation and to collect information required to carry out its work.

Tax Considerations.  Section 162(m) of the Internal Revenue Code of 1986, as amended, or the Internal Revenue Code, generally disallows a tax deduction for compensation in excess of $1.0 million paid to our chief executive officer and our other three named executive officers (excluding our chief financial officer) whose compensation is required to be disclosed to our stockholders under the Exchange Act by reason of being among our most highly paid executive officers. Qualifying performance-based compensation is not subject to the deduction limitation if specified requirements are met. We periodically review the potential consequences of Section 162(m) and we generally intend to structure the performance-based portion of our executive compensation, where feasible, to comply with exemptions in Section 162(m) so that the compensation remains tax deductible to us. However, the compensation committee may, in its judgment, authorize compensation payments that do not comply with the exemptions in Section 162(m) when it believes that such payments are appropriate to attract and retain executive talent, including, for example, potential payments under our severance plan and termination protection program. All 2008 compensation for our chief executive officer and our four other most highly paid executive officers is fully deductible.

Stock Ownership Requirements and Hedging Policies.  While we believe it is important for executives to have an equity stake in our company to help align their interests with those of our stockholders, we do not currently have any formal stock ownership requirements or guidelines. In addition, we do not have any specific policies regarding the hedging of economic risk related to stock ownership.

Compensation Committee Report

The compensation committee has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management. Based on this review and discussion, the compensation committee has recommended to the board of directors that the Compensation Discussion and Analysis be included in this proxy statement.

By the Compensation Committee of the
Board of Directors of Emergent BioSolutions Inc.

Ronald B. Richard, Chair
Joe Allbaugh
Zsolt Harsanyi, Ph.D.

Compensation Committee Interlocks and Insider Participation

During 2008, Dr. Harsanyi, Mr. Richard, Mr. Allbaugh and Dr. Shahzad Malik served as members of the compensation committee. No member of the compensation committee was at any time during 2008, or formerly, an officer or employee of Emergent BioSolutions or any subsidiary of Emergent BioSolutions, and no member of the compensation committee had any relationship with Emergent BioSolutions during 2008 requiring disclosure under Item 404 of Regulation S-K.

During 2008, none of our executive officers served as a member of the board of directors or compensation committee, or other committee serving an equivalent function, of any other entity that has one or more executive officers who served as a member of our board of directors or compensation committee during 2008.

Executive Compensation

Summary Compensation

The following table sets forth information for the fiscal years ended December 31, 2008, 2007 and 2006 regarding the compensation of our chief executive officer, our chief financial officer and our three other most highly compensated executive officers who were serving as executive officers on December 31, 2008. We refer to these individuals as our named executive officers.

Summary Compensation Table

				Option	All Other
Name and Principal Position	Year	Salary(1)	Bonus	Awards(2)	Compensation(3)	Total

Fuad El-Hibri	2008	$537,763	$323,250	$140,526	$3,132	$1,004,671
Chief Executive Officer and	2007	$512,522	$307,858	$204,965	$4,303	$1,029,648
Chairman of the Board of	2006	$509,100	$249,076	$105,896	$3,938	$868,010
Directors
Daniel J. Abdun-Nabi	2008	$390,671	$211,350	$161,462	$6,720	$770,203
President and Chief Operating	2007	$351,467	$179,570	$114,807	$7,502	$653,346
Officer	2006	$289,800	$101,150	$43,038	$6,206	$440,194
R. Don Elsey	2008	$295,962	$118,560	$115,368	$5,945	$535,835
Senior Vice President, Finance	2007	$272,910	$91,313	$132,179	$7,137	$503,539
and Administration, Chief	2006	$214,919	$21,600	$30,852	$7,014	$274,385
Financial Officer and Treasurer
Kyle W. Keese(4)	2008	$280,288	$96,460	$65,378	$6,490	$448,616
Senior Vice President,	2007	$259,391	$67,066	$46,216	$7,233	$379,906
Manufacturing Operations
Stephen Lockhart(5)	2008	$295,604	$75,725	$47,290	$33,913	$452,532
Senior Vice President, Product Development

(1)	Includes amounts deferred at the direction of the executive officer to our 401(k) plan and amounts paid to the executive officer for accrued unused paid time off.

(2)	The amounts in the “Option Awards” column reflect the dollar amounts recognized as compensation expense for financial statement reporting purposes for stock options for the applicable fiscal year in accordance with Statement of Financial Accounting Standards No. 123 (revised 2004), Share-Based Payment, or SFAS 123(R), but without giving effect to estimated forfeitures related to service-based vesting conditions. The assumptions we used to calculate these amounts are discussed in Note 2 to our consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2006, Note 2 to our consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2007, and Note 2 to our consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2008.

(3)	Represents contributions that we made on behalf of the named executive officer to our 401(k) plan and insurance premiums that we paid with respect to life insurance for the benefit of the named executive officer, except for Dr. Lockhart. Amounts set forth for Dr. Lockhart represent $18,552 for Dr. Lockhart’s use of a company car and $15,361 in pension contributions that we made on behalf of Dr. Lockhart.

(4)	Mr. Keese was appointed to serve as our senior vice president, corporate affairs in May 2007 and was appointed to serve as our senior vice president, manufacturing operations in January 2008.

(5)	Mr. Lockhart was appointed to serve as our senior vice president, product development in June 2008. Amounts for Dr. Lockhart were paid in pounds sterling, which have been converted to U.S. dollars at an exchange rate of 1.85518 U.S. dollars for each pound sterling. This exchange rate represents the average interbank exchange rate for the period January 1, 2008 through December 31, 2008.

Employment Agreements

Dr. Lockhart has an employment agreement with us that provides for his employment as Senior Vice President, Product Development. The agreement currently provides for an annual base salary of £170,765. Dr. Lockhart is eligible to receive a discretionary annual cash bonuses in an amount reviewed and approved by the compensation committee based on a target percentage of his annual base salary. The target percentage for Dr. Lockhart is currently 40%. Provided that Dr. Lockhart makes a monthly contribution equal to 2.5% of his salary to a qualified personal pension plan, Emergent will contribute an amount equal to 10% of his salary to such plan, subject to limits that may be imposed by U.K. HM Revenue & Customs. Pursuant to the agreement, Dr. Lockhart is entitled to receive employee benefits made available to other employees and officers. Pursuant to the agreement, Dr. Lockhart is eligible for severance benefits as set forth in “— Payments Upon Termination or Change of Control.” Either party may terminate the agreement on six months’ notice.

None of our other named executive officers has a written employment agreement with us. Each of our named executive officers other than Dr. Lockhart is eligible for severance benefits pursuant to our severance plan and termination protection program as set forth in “— Payments Upon Termination or Change of Control.”

On an annual basis, the compensation committee determines salary increases, cash bonus amounts and stock option awards for our executive officers. In addition, the compensation committee determines target annual cash bonuses as a percentage of each executive officer’s annual base salary. We do not have any formal or informal policy or target for the amount of executive salary and bonus in proportion to total compensation.

Information Relating to Grants of Plan-Based Awards

The following table sets forth information regarding each grant of an award made to a named executive officer during the fiscal year ended December 31, 2008 under any plan, contract, authorization or arrangement pursuant to which cash, securities, similar instruments or other property may be received.

2008 Grants of Plan-Based Awards

		All Other
		Option Awards;	Exercise or Base	Closing Market	Grant Date Fair
		Number of Securities	Price of Option	Price on	Value of Stock and
Name	Grant Date	Underlying Options	Awards ($/sh)	Grant Date	Option Awards(1)

Fuad El-Hibri	3/11/2008	100,000	$7.00	$7.05	$309,240
Daniel J. Abdun-Nabi	3/11/2008	75,000	$7.00	$7.05	$231,930
R. Don Elsey	3/11/2008	43,000	$7.00	$7.05	$132,973
Kyle W. Keese	3/11/2008	40,000	$7.00	$7.05	$123,696
Stephen Lockhart	3/11/2008	16,200	$7.00	$7.05	$50,097
	8/11/2008	17,500	$10.68	$10.55	$84,113

(1)	The amounts in the “Grant Date Fair Value of Stock and Option Awards” column reflect the grant date fair value of each equity award calculated in accordance with SFAS 123(R).

In 2008, all stock options were granted under our 2006 Stock Incentive Plan with an exercise price equal to the closing sales price per share of our common stock on the NYSE on the trading day immediately preceding the date of grant. All stock options granted during 2008 to our executive officers vest in three equal annual installments.

Information Relating to Outstanding Equity Awards

The following table sets forth information regarding unexercised stock options outstanding as of December 31, 2008 for each of the named executive officers.

Outstanding Equity Awards at Fiscal Year-End 2008

	Option Awards
	Number of Securities
	Underlying
	Unexercised Options			Option Exercise	Option Expiration
Name	Exercisable	Unexercisable		Price	Date

Fuad El-Hibri	129,470	—		$3.50	5/25/2010
	54,000	27,000	(1)	$10.13	12/12/2013
	—	100,000	(2)	$7.00	3/10/2015
Daniel J. Abdun-Nabi	28,000	14,000	(1)	$10.13	12/12/2013
	10,000	20,000	(3)	$13.42	4/1/2014
	12,787	25,574	(4)	$8.43	6/13/2014
	—	75,000	(2)	$7.00	3/10/2015
R. Don Elsey	5,000	—		$3.50	6/6/2010
	—	14,385	(5)	$13.26	9/20/2011
	—	10,000	(1)	$10.13	12/12/2013
	—	8,666	(4)	$8.43	6/13/2014
	—	43,000	(2)	$7.00	3/10/2015
Kyle W. Keese	20,000	10,000	(1)	$10.13	12/12/2013
	4,333	8,667	(4)	$8.43	6/13/2014
	—	40,000	(2)	$7.00	3/10/2015
Stephen Lockhart	—	16,666	(6)	$10.38	10/18/2014
	—	16,200	(2)	$7.00	3/10/2015
	—	17,500	(7)	$10.68	8/10/2015

(1)	The unvested portion of this option will vest on December 12, 2009.

(2)	Approximately one third of this option vested on March 10, 2009 and approximately another one third of this option will vest on each of March 10, 2010 and 2011.

(3)	One half of the unvested portion of this option will vest on each of April 2, 2009 and 2010.

(4)	Approximately one half of the unvested portion of this option will vest on each of June 13, 2009 and 2010.

(5)	This option fully vested on March 1, 2009.

(6)	One half of the unvested portion of this option will vest on each of October 18, 2009 and 2010.

(7)	Approximately one third of this option will vest on each of August 10, 2009, 2010 and 2011.

Information Relating to Option Exercises

The following table sets forth information regarding the exercise of stock options during the fiscal year ended December 31, 2008 for each of the named executive officers on an aggregated basis.

2008 Option Exercises

Option Awards
	Number of Shares	Value Realized
Name	Acquired on Exercise	on Exercise(1)

Fuad El-Hibri	—	—
Daniel J. Abdun-Nabi	—	—
R. Don Elsey	62,490	$632,452
Kyle W. Keese	—	—
Stephen Lockhart	8,334	$92,341

(1)	The amounts in the “Value Realized on Exercise” column are calculated based on the difference between the closing market price per share of our common stock on the date of exercise and the exercise price per share of the applicable stock option.

Payments Upon Termination or Change of Control

In May 2006, our board of directors approved a severance plan and termination protection program effective April 1, 2006 for the benefit of employees with the title of chief executive officer, president, executive vice president, senior vice president or vice president who have been designated to participate in the severance plan by our board of directors or, with the authorization of our board of directors, by our chief executive officer. Our chief executive officer is authorized to designate the greater of 7% of the total number of our employees or 35 employees to be participants in the severance plan at any particular time, on the basis of name, title, function or compensation level. Our chief executive officer will at all times be a participant under the severance plan and shall have no less favorable rights under the severance plan than any other participant. Each of our executive officers based in the United States is currently a participant in the severance plan, and Dr. Lockhart is eligible for substantially identical benefits pursuant to his employment agreement.

The severance plan is effective through December 31, 2009. Commencing on December 31, 2009, and on December 31 of each year thereafter, the severance plan will automatically extend for additional one-year periods unless we provide 90 days’ prior written notice to the participating employees that the term will not be extended.

If during the term of the severance plan we terminate a participant’s employment without cause, as defined in the severance plan, then the participant will be entitled to:

•	any unpaid base salary and accrued paid time-off through the date of termination;

•	a pro rata portion of the participant’s target annual bonus in respect of the year of termination;

•	any bonus earned but unpaid as of the date of termination for any previously completed year;

•	reimbursement for any unreimbursed expenses incurred by the participant prior to the date of termination;

•	an amount equal to a specified percentage of the participant’s annual base salary, as indicated in the table below;

•	employee and fringe benefits and perquisites, if any, to which the participant may be entitled as of the date of termination under our relevant plans, policies and programs; and

•	continued eligibility for the participant and his or her eligible dependents to receive employee benefits (such as medical, dental, life insurance, disability and pension benefits), for a stated period following the participant’s date of termination as indicated in the table below, except when the provision of employee benefits would result in a duplication of benefits provided by any subsequent employer.

The following table sets forth the percentage of base salary and the stated period for continued employee benefits to which each of our named executive officers is entitled if we terminate the executive officer’s employment without cause.

		Stated Period for
	Percentage of	Continued Employee
Name	Annual Base Salary	Benefits

Fuad El-Hibri	150%	18 months
Daniel J. Abdun-Nabi	125%	15 months
R. Don Elsey	100%	12 months
Kyle W. Keese	100%	12 months
Stephen Lockhart	75%	9 months

We may pay any amount under the severance plan, in our sole and absolute discretion, either in a single lump sum amount within 30 days following termination or in equal monthly installments over the same stated period during which we have agreed to provide continued employee benefits to the terminated employee.

As a condition to payment of any amounts under the severance plan, the participant is required:

•	for the same stated period during which we have agreed to provide continued employee benefits to the terminated employee, not to:

—	induce, counsel, advise, solicit or encourage our employees to leave our employ or to accept employment with any other person or entity,

—	induce, counsel, advise, solicit or encourage any person who we employed within six months prior to that time to accept employment with any person or entity besides us or hire or engage that person as an independent contractor,

—	solicit, interfere with or endeavor to cause any of our customers, clients or business partners to cease or reduce its relationship with us or induce any such customer, client or business partner to breach any agreement that such customer, client or business partner may have with us, and

—	engage in or have a financial interest in any business competing with us within any state, region or locality in which we are then doing business or marketing products;

•	upon reasonable notice and at our expense, to cooperate fully with any reasonable request that may be made by us in connection with any investigation, litigation or other similar activity to which we are or may be a party or may otherwise be involved and for which the participant may have relevant information; and

•	to sign and deliver a suitable waiver and release under which the participant will release and discharge us from and on account of any and all claims that relate to or arise out of our employment relationship.

In connection with our implementation of the severance plan, in August 2006, we agreed to the following modifications and clarifications to Mr. El-Hibri’s contractual obligations and duties:

•	Mr. El-Hibri’s service as chairman of Digicel Holdings, which service terminated in October 2006, and his service as chairman of East West Resources Corporation, activities with Intervac, L.L.C. and Intervac Management, L.L.C., a member of the board of trustees of American University, a member of the board of directors of the International Biomedical Research Alliance and chairman of the board of trustees of El-Hibri Charitable Foundation and his management of his personal investments at levels of time and attention comparable to those that Mr. El-Hibri provided to such entities within the twelve months preceding our agreement with Mr. El-Hibri, do not violate his contractual obligations to us or interfere with his ability to perform his duties to us;

•	it is not a violation of Mr. El-Hibri’s contractual obligations to us if he pursues a business transaction or opportunity where such transaction or opportunity was first presented to Mr. El-Hibri in his capacity as an officer or director of the entities listed above or where such transaction or opportunity was first presented to us and our board of directors declined to pursue such transaction or opportunity; and

•	with respect to three employees who, at Mr. El-Hibri’s invitation, left their employment with East West Resources Corporation to accept employment with us, it is not a violation of Mr. El-Hibri’s non-solicitation agreement to induce, counsel, advise, solicit or encourage, or attempt to induce, counsel, advise, solicit or encourage those employees to return to employment with East West Resources Corporation.

If during the term of the severance plan, we terminate a participant’s employment with cause, then the participant will not be entitled to receive any compensation, benefits or rights under the severance plan, and any stock options or other equity participation benefits vested on or prior to the date of the termination, but not yet exercised, will immediately terminate.

If during the term of the severance plan, we terminate a participant’s employment without cause or a participant resigns for good reason, as defined in the severance plan, in each case within 18 months following a change of control, as defined in the severance plan, or we terminate a participant’s employment prior to a change of control, which subsequently occurs, at the request of a party involved in the change of control, or otherwise in connection with or in anticipation of a change of control, then the participant will be entitled to:

•	a lump sum amount, payable within 30 days following the date of termination, equal to the sum of:

—	any unpaid base salary and accrued paid time-off through the date of termination,

—	a pro rata portion of the participant’s target annual bonus in respect of the year of termination,

—	any bonus earned but unpaid as of the date of termination for any previously completed year,

—	any unreimbursed expenses incurred by the participant prior to the date of termination, and

—	an amount equal to a specified percentage of the sum of the participant’s base salary and the greater of the annual bonus that was paid to the participant in respect of the most recently completed year or the maximum annual bonus that could have been paid to the participant under an established bonus plan, if any, for the most recently completed year, as indicated in the table below;

•	employee and fringe benefits and perquisites, if any, to which the participant may be entitled as of the date of termination of employment under our relevant plans, policies and programs;

•	any unvested stock options held by the participant that are outstanding on the date of termination will become fully vested as of that date, and the period, during which any stock options held by the participant that are outstanding on that date may be exercised, shall be extended to a date that is the later of the 15th day of the third month following the termination date, or December 31 of the calendar year in which the stock option would otherwise have expired if the exercise period had not been extended, but not beyond the final date the stock option could have been exercised if the participant’s employment had not terminated, in each case based on the term of the option at the original grant date;

•	continued eligibility for the participant and his or her eligible dependents to receive employee benefits (such as medical, dental, life insurance, disability and pension benefits), for a stated period following the participant’s date of termination as indicated in the table below, except when the provision of employee benefits would result in a duplication of benefits provided by any subsequent employer;

•	a gross-up payment with respect to applicable excise taxes on any payment to the participant;

•	the retention for the maximum period permitted by applicable law of all rights the participant has to indemnification from us immediately prior to the change of control and the continuation throughout the period of any applicable statute of limitations of any director’s and officer’s liability insurance covering the participant immediately prior to the change of control; and

•	the advancement to the participant of all costs and expenses, including attorney’s fees and disbursements, incurred by the participant in connection with any legal proceedings that relate to the termination of employment or the interpretation or enforcement of any provision of the severance plan, for which the participant will have no obligation to reimburse us if the participant prevails in the proceeding with respect to at least one material issue or the proceeding is settled.

The following table sets forth the percentage of base salary and bonus and the stated period for continued employee benefits to which each of our named executive officers is entitled under the circumstances described above in connection with a change of control.

	Percentage of	Stated Period for
	Annual Base Salary	Continued Employee
Name	and Bonus	Benefits

Fuad El-Hibri	250%	30 months
Daniel J. Abdun-Nabi	200%	24 months
R. Don Elsey	100%	12 months
Kyle W. Keese	100%	12 months
Stephen Lockhart	75%	9 months

Under the severance plan, our chief executive officer may designate up to two participants for whom any reason for resigning within the 30-day period following the first anniversary of a change of control shall also constitute good reason. Mr. El-Hibri has been designated as a participant to receive this benefit.

All payments under the severance plan will be reduced by any applicable taxes required by applicable law to be paid or withheld by us. All payments and benefits provided under the severance plan are intended to either comply with or be exempt from Section 409A of the Internal Revenue Code. If at the time a participant’s employment is terminated, the participant is a specified employee within the meaning of Section 409A(a)(2)(B)(ii), then any payments to the participant that constitute non-qualified deferred compensation within the meaning of Section 409A will be delayed by a period of six months. All such payments that would have been made to the participant during the six-month period will be made in a lump sum in the seventh month following the date of termination, and all remaining payments will commence in the seventh month following the date of termination.

Our board of directors or any committee thereof designated by our board of directors is authorized to administer the plan and has authority to adopt, amend and repeal the administrative rules, guidelines and practices relating to the severance plan as it deems advisable.

The following tables set forth the amount of potential payments and value of benefits that each named executive officer who was serving as an executive officer on December 31, 2008 would receive upon termination of employment or a change of control of Emergent BioSolutions under our severance plan and termination protection program, assuming that the triggering event in question occurred on December 31, 2008.

Summary Of Potential Payments Upon Termination Or Change Of Control

	Termination without Cause
		Value of	Value of
Name	Cash Payments(1)	Benefits(2)	Options

Fuad El-Hibri	$1,077,500	$22,051	—
Daniel J. Abdun-Nabi	$665,360	$15,958	—
R. Don Elsey	$414,960	$9,931	—
Kyle W. Keese	$372,060	$14,701	—
Stephen Lockhart	$339,980	$19,816	—

	Termination Prior to or in Connection with
	a Change of Control
	Cash	Value of	Value of
Name	Payments(3)	Benefits(4)	Options(5)

Fuad El-Hibri	$2,578,273	$1,063,766	$2,342,460
Daniel J. Abdun-Nabi	$1,462,113	$$637,507	$2,362,918
R. Don Elsey	$564,585	$9,931	$1,319,592
Kyle W. Keese	$511,185	$14,701	$1,077,433
Stephen Lockhart	$339,980	$19,816	$841,763

(1)	The amounts in this column represent a lump sum payment equal to a specified percentage of the named executive officer’s annual base salary in effect on December 31, 2008 and the pro rata target bonus for 2008.

(2)	The amounts in this column reflect the estimated value of future premiums under our health and welfare benefit plans, disability program and life insurance program.

(3)	The amounts in this column represent a lump sum payment equal to a specified percentage of the named executive officer’s annual base salary in effect on December 31, 2008 plus a specified percentage of the named executive officer’s 2007 bonus and pro rata target bonus for 2008.

(4)	The amounts in this column reflect (i) the estimated value of future premiums under our health and welfare benefit plans, disability program and life insurance program and (ii) a gross-up on taxes due on excise parachute payments in the amount of $1,027,014 for Mr. El-Hibri and $611,975 for Mr. Abdun-Nabi.

(5)	The amounts in this column are calculated by multiplying the number of shares subject to accelerated vesting under outstanding stock options by the difference between $26.11, which is the closing market price per share of our common stock on December 31, 2008, and the per share exercise price of the applicable accelerated stock option.

Compensation of Directors

The following table sets forth information for the fiscal year ended December 31, 2008 regarding the compensation of our directors who are not also named executive officers.

2008 Director Compensation

	Fees Earned or	Option	All Other
Name	Paid in Cash	Awards(1)	Compensation		Total

Joe Allbaugh(2)	$31,100	$58,623	$—		$89,723
Dr. Sue Bailey	$31,850	$28,780	$—		$60,630
Zsolt Harsanyi, Ph.D	$49,850	$38,741	$—		$88,591
Jerome M. Hauer	$26,500	$22,534	$180,000	(3)	$229,034
Shahzad Malik, M.D.(4)	$8,338	$12,490	$—		$8,338
Ronald B. Richard	$42,850	$33,801	$—		$76,651
Louis W. Sullivan, M.D.	$37,611	$63,644	$—		$101,255

(1)	The amounts in the “Option Awards” column reflect the dollar amounts recognized as compensation expense for financial statement reporting purposes for stock options for the fiscal year ended December 31, 2008 in accordance with SFAS 123(R), but without giving effect to estimated forfeitures. The assumptions we used to calculate these amounts are discussed in Note 2 to our consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2008. For the grant date fair value of the underlying option awards, see the table below under “2008 Grants of Options Awards to Directors.” As of December 31, 2008, Mr. Allbaugh, Dr. Bailey, Dr. Harsanyi, Mr. Hauer, Dr. Malik, Mr. Richard and Dr. Sullivan held outstanding options to purchase 71,956, 36,000, 86,356, 71,956, 0, 53,200 and 79,156 shares of our common stock, respectively.

(2)	Mr. Abdun-Nabi has been nominated to succeed Mr. Allbaugh as a Class III director following the expiration of Mr. Allbaugh’s term at the 2009 annual meeting. For information regarding Mr. Abdun-Nabi’s compensation for the year ended December 31, 2008, see “Executive Compensation” in this proxy statement.

(3)	Represents consulting fees for Mr. Hauer in 2008. For more information, see “Transactions with Related Persons — Consulting Agreements.”

(4)	Dr. Malik resigned from our board of directors effective March 12, 2008.

2008 Grants of Option Awards to Directors

The following table sets forth information regarding each grant of an option award to our directors who are not also named executive officers during the fiscal year ended December 31, 2008.

		Number of	Exercise Price of	Grant Date Fair
		Securities	Option Awards	Value of Option
Name	Grant Date	Underlying Options	($/sh)	Awards(1)

Joe Allbaugh(2)	5/21/2008	14,400	$8.76	$56,716
Dr. Sue Bailey	5/21/2008	14,400	$8.76	$56,716
Zsolt Harsanyi, Ph.D	5/21/2008	21,600	$8.76	$85,074
Jerome M. Hauer	5/21/2008	14,400	$8.76	$56,716
Shahzad Malik, M.D.(3)	—	—	—	—
Ronald B. Richard	5/21/2008	21,600	$8.76	$85,074
Louis W. Sullivan, M.D.	5/21/2008	21,600	$8.76	$85,074

(1)	The amounts in the “Grant Date Fair Value of Option Awards” column reflect the grant date fair value of each option award calculated in accordance with SFAS 123(R).

(2)	Mr. Abdun-Nabi has been nominated to succeed Mr. Allbaugh as a Class III director following the expiration of Mr. Allbaugh’s term at our 2009 annual meeting. For information regarding Mr. Abdun-Nabi’s compensation for the year ended December 31, 2008, see “Executive Compensation” in this proxy statement.

(3)	Dr. Malik resigned from our board of directors effective March 12, 2008 and did not receive a stock option grant in 2008.

Under our director compensation program, we pay each of our non-employee directors an annual retainer of $20,000 for service as a director. Each non-employee director also receives a fee for each board and committee meeting attended. The board meeting fee is $1,500 for attendance in person and $500 for attendance by telephone. The audit committee meeting fee is $1,500 for attendance in person and $500 for attendance by telephone. The compensation committee meeting fee is $1,000 for attendance in person and $300 for attendance by telephone. The nominating and corporate governance committee meeting fee is $1,000 for attendance in person and $300 for attendance by telephone. The lead director receives an additional annual retainer of $10,000. Each member of our audit committee receives an additional annual retainer of $5,000. Each member of our compensation committee receives an additional annual retainer of $3,000. Each member of our nominating and corporate governance committee receives an annual retainer of $3,000. We reimburse our non-employee directors for out-of-pocket expenses incurred in connection with attending our board and committee meetings.

Under the director compensation program in effect prior to the completion of our initial public offering, we granted a non-qualified option to purchase 43,156 shares of our common stock to each of our independent directors, unless the director’s appointment was pursuant to any transaction or other arrangement requiring such appointment, and to each of our non-employee directors who does not qualify as an independent director if our board of directors determined that the option grant was necessary to attract such non-employee director to join the board. These options vest in three equal installments on the first, second and third anniversaries of the date of grant, have an exercise price equal to the closing sales price per share of our common stock on the NYSE on the trading day immediately preceding the date of grant and expire ten years from the date of grant, subject to the director’s continued service as a director. Upon a change in control, as defined in each director stock option agreement, we will have the option to purchase and redeem all the options owned by the director, or held for the benefit of the director, for a purchase price equal to the difference between the option exercise price and the fair market value. In the event we exercise such repurchase option, any unvested options will be deemed fully vested on the day preceding the date of repurchase.

Pursuant to automatic option grants to non-employee directors under our 2006 Stock Incentive Plan, on the date of our annual meeting of stockholders we grant each of our non-employee directors a nonstatutory option to purchase:

•	21,600 shares of common stock upon commencement of service on our board of directors;

•	14,400 shares of common stock, on the date of each of our annual meetings of stockholders, provided that the director continues serving as a director after the annual meeting and has served on our board of directors for at least six months; and

•	if the non-employee director is serving as the chair of one or more committees of our board of directors, an additional 7,200 shares of common stock, on the date of each of our annual meetings of stockholders, provided that the director continues serving as a director after the annual meeting and has served on our board of directors for at least six months.

These options vest in three equal installments on the first, second and third anniversaries of the date of grant, have an exercise price equal to the closing sales price per share of our common stock on the NYSE on the trading day immediately preceding the date of grant and expire ten years from the date of grant, subject to the director’s continued service as a director.

Securities Authorized for Issuance Under Equity Compensation Plans

The following table sets forth information as of December 31, 2008 regarding securities authorized for issuance under our equity compensation plans, consisting of our 2006 Stock Incentive Plan and our employee stock option plan, as amended. Both of our equity compensation plans were adopted with the approval of our stockholders. We no longer grant options under our employee stock option plan.

Equity Compensation Plan Information

Number of Securities
	Number of		Remaining Available
	Securities to be		for Future Issuance
	Issued upon		Under Equity
	Exercise of	Weighted-Average	Compensation Plans
	Outstanding	Exercise Price of	(Excluding
	Options, Warrants	Outstanding	Securities Reflected
	and Rights	Options, Warrants	in Column (a))
Plan Category	(a)	and Rights(b)	(c)(1)(2)

Equity compensation plans approved by stockholders	2,905,147	$8.27	756,922
Equity compensation plans not approved by stockholders	—	—	—
Total	2,905,147		756,922

(1)	In addition to being available for future issuance upon exercise of stock options that may be granted after December 31, 2008, our 2006 Stock Incentive Plan provides for the issuance of restricted stock awards and other stock-based awards.

(2)	Our 2006 Stock Incentive Plan contains an “evergreen provision” that allows for increases in the number of shares available for issuance under our 2006 Stock Incentive Plan on the first day of the first and third quarter of each year from 2008 through 2009. Our proposed Amended and Restated 2006 Stock Incentive Plan would remove this evergreen provision.

PROPOSAL ONE — ELECTION OF DIRECTORS

Background

At the 2009 annual meeting, stockholders will have an opportunity to vote for the two Class III director nominees listed below. If elected, the terms of each of these two director nominees would expire at the 2012 annual meeting of stockholders. The persons named in our proxy card will vote to elect these two nominees as Class III directors, unless you withhold authority to vote for the election of any or all of these nominees by indicating as such in your proxy. Each of the nominees has indicated his willingness to serve, if elected. However, if any of the nominees should be unable or unwilling to serve, the proxies may be voted for a substitute nominee designated by our board of directors, or our board of directors may reduce the number of directors.

Board Recommendation

The board of directors recommends a vote “FOR” the election of each of the Class III director nominees.

Directors and Nominees

The following paragraphs provide information as of the date of this proxy statement about each Class III director nominee and each member of our board of directors whose term continues after the 2009 annual meeting. The information presented includes information about each such director, including age, all positions and offices held with us, length of service as a director, principal occupation and employment for the past five years and the names of other publicly held companies of which he or she serves as a director. For information about the number of shares of common stock beneficially owned by our directors as of March 23, 2009, see “Stock Ownership Information.”

No director or executive officer is related by blood, marriage or adoption to any other director or executive officer. No arrangements or understandings exist between any director or person nominated for election as a director and any other person pursuant to which such person is to be selected as a director or nominee for election as a director.

Terms to Expire at the 2012 Annual Meeting (Class III Director Nominees)

Daniel J. Abdun-Nabi, age 54, director nominee.  Mr. Abdun-Nabi has served as president since April 2007 and chief operating officer since May 2007. Mr. Abdun-Nabi previously served as secretary from December 2004 to January 2008, senior vice president, corporate affairs and general counsel from December 2004 to April 2007 and vice president and general counsel from May 2004 to December 2004. Mr. Abdun-Nabi served as general counsel for IGEN International, Inc., a biotechnology company, and its successor BioVeris Corporation, from September 1999 to May 2004. Prior to joining IGEN, Mr. Abdun-Nabi served as senior vice president, legal affairs, general counsel and secretary of North American Vaccine, Inc. Mr. Abdun-Nabi received an L.L.M. in taxation from Georgetown University Law Center, a J.D. from the University of San Diego School of Law and a B.A. in political science from the University of Massachusetts, Amherst.

Dr. Sue Bailey, age 65, a director since 2007.  Dr. Bailey has served as a director since June 2007. Dr. Bailey served as a news analyst for NBC Universal, a media and entertainment company, from November 2001 to August 2006. Previously, Dr. Bailey served as Administrator, National Highway Traffic Safety Administration, as Assistant Secretary of Defense (Health Affairs) and as Deputy Assistant Secretary of Defense (Clinical Services). Dr. Bailey is a former faculty member at Georgetown Medical School and U.S. Navy officer, having achieved the rank of Lt. Commander, U.S. Navy Reserve. Dr. Bailey received her D.O. from Philadelphia College of Osteopathic Medicine and a B.S. from the University of Maryland.

Terms to Expire at the 2010 Annual Meeting (Class I Directors)

Fuad El-Hibri, age 51, a director since 2004.  Mr. El-Hibri has served as chief executive officer and as chairman of our board of directors since June 2004. Mr. El-Hibri served as president from March 2006 to April 2007. Mr. El-Hibri served as chief executive officer and chairman of the board of directors of BioPort Corporation from May 1998 until June 2004, when, as a result of our corporate reorganization, BioPort became a wholly owned subsidiary of Emergent BioSolutions. We subsequently renamed BioPort as Emergent BioDefense Operations Lansing Inc. Mr. El-Hibri served as chairman of Digicel Holdings, Ltd., a privately held telecommunications firm, from August 2000 to October 2006. He served as president of Digicel from August 2000 to February 2005. Mr. El-Hibri is chairman of East West Resources Corporation, a venture capital and business consulting firm, a position he has held since June 1990. He served as president of East West Resources from September 1990 to January 2004. Mr. El-Hibri is a member of the board of trustees of American University, a member of the advisory board of the Yale Healthcare Conference, a member of the board of directors of the International Biomedical Research Alliance, an academic joint venture among the National Institutes of Health, or NIH, Oxford University and Cambridge University, a member of the board of trustees of the National Health Museum, a non-profit institution developing a museum of health sciences, and a member of the advisory board of the Heifetz International Music Institute, a non-profit organization dedicated to helping develop the skills of young musicians. He also serves as chairman of El-

Hibri Charitable Foundation. Mr. El-Hibri received a master’s degree in public and private management from Yale University and a B.A. in economics from Stanford University.

Jerome M. Hauer, age 57, a director since 2005.  Mr. Hauer has served as a director since June 2005. Mr. Hauer has served as chief executive officer of The Hauer Group, a consulting services firm, since March 2006. Mr. Hauer served as senior vice president and co-chair of the homeland security practice of Fleishman-Hillard Government Relations, a government relations service firm, from January 2005 to March 2006. Prior to joining Fleishman-Hillard, Mr. Hauer served as the director of Response to Disaster and Emergencies Institute and assistant professor at the George Washington University School of Public Health from November 2003 to December 2004. Mr. Hauer served as acting assistant secretary for public health emergency preparedness of HHS from June 2002 to November 2003 and as director of the office of public health preparedness of HHS from May 2002 to June 2002. He also served as managing director of the crisis and consequence management group at Kroll Associates, a risk consulting firm, from October 2000 to February 2002. Mr. Hauer served as the first director of the New York City Mayor’s Office of Emergency Management under Mayor Rudolph Giuliani. He also served as the director of Emergency Medical Services and Emergency Management as well as director of the Department of Fire and Buildings for the State of Indiana under Governor Evan Bayh. Mr. Hauer serves on the board of directors of Hollis Eden Pharmaceuticals, Inc., a publicly held pharmaceutical company. Mr. Hauer previously served as a member of the Health Advisory Board of the Johns Hopkins School of Public Health and as a member of the National Academy of Science’s Institute of Medicine’s Committee to Evaluate the R&D Needs for Improving Clinical Medical Response to Chemical or Biological Terrorism Incidents. Mr. Hauer received an M.H.S. in public health from Johns Hopkins University School of Hygiene and Public Health and a B.A. from New York University.

Ronald B. Richard, age 53, a director since 2005.  Mr. Richard has served as a director since January 2005. Mr. Richard has served as the president and chief executive officer of the Cleveland Foundation, the nation’s oldest community foundation, since June 2003. From August 2002 to February 2003, Mr. Richard served as president of Stem Cell Preservation, Inc., a start-up medical research company. After leaving Stem Cell Preservation and prior to joining Emergent BioSolutions, Mr. Richard served as a strategic business advisor for IGEN International, Inc., a biotechnology company. Mr. Richard served as chief operating officer of In-Q-Tel, a venture capital fund that provides technologies to the Central Intelligence Agency, from March 2001 to August 2002. Prior to joining In-Q-Tel, Mr. Richard served in various senior management positions at Matsushita Electric (Panasonic), a consumer electronics company. Mr. Richard is a former U.S. foreign service officer. He served in Osaka/Kobe, Japan and as a desk officer for North Korean, Greek and Turkish affairs at the U.S. Department of State in Washington, D.C. Mr. Richard previously served as chairman of the board of trustees of the International Biomedical Research Alliance, an academic joint venture among the NIH, Oxford University and Cambridge University. Mr. Richard received an M.A. in international relations from Johns Hopkins University School of Advanced International Studies and a B.A. in history from Washington University. He holds an honorary doctorate in humane letters from Notre Dame College.

Terms to Expire at the 2011 Annual Meeting (Class II Directors)

Zsolt Harsanyi, Ph.D., age 65, a director since 2004.  Dr. Harsanyi has served as a director since August 2004. Dr. Harsanyi has served as chief executive officer and chairman of the board of directors of Exponential Biotherapies Inc., a private biotechnology company, since December 2004. Dr. Harsanyi served as president of Porton International plc, a pharmaceutical and vaccine company, from January 1983 to December 2004. Dr. Harsanyi was a founder of Dynport Vaccine Company LLC in September 1996. Prior to joining Porton International, Dr. Harsanyi was vice president of corporate finance at E.F. Hutton, Inc. Previously, Dr. Harsanyi directed the first assessment of biotechnology for the U.S. Congress’ Office of Technology Assessment, served as a consultant to the President’s Commission for the Study of Ethical Problems in Medicine and Biomedical and Behavioral Research and was on the faculties of Microbiology and Genetics at Cornell Medical College. Dr. Harsanyi received a Ph.D. from Albert Einstein College of Medicine and a B.A. from Amherst College.

Louis W. Sullivan, M.D., age 75, a director since 2006.  Dr. Sullivan has served as a director since June 2006. Dr. Sullivan has served as president emeritus of Morehouse School of Medicine since July 2002. Dr. Sullivan served as president of Morehouse School of Medicine from 1981 to 1989 and from 1993 to 2002. From 1989 to 1993, Dr. Sullivan was Secretary of HHS. Dr. Sullivan serves on the boards of directors of United Therapeutics Corporation, BioSante Pharmaceuticals, Inhibitex, Inc. and Henry Schein, Inc., all publicly held biotechnology companies. He is a founder and chairman of Medical Education for South African Blacks, Inc., a trustee of Morehouse School of Medicine and Africare, a director of the National Center on Addiction and Substance Abuse at Columbia University and chairman of the board of trustees of the National Health Museum, a non-profit institution developing a museum of health sciences. Dr. Sullivan received his M.D. from Boston University and a B.S. from Morehouse College.

PROPOSAL TWO — APPROVAL OF AMENDED AND RESTATED
EMERGENT BIOSOLUTIONS INC. 2006 STOCK INCENTIVE PLAN

The board of directors believes that our continued growth and profitability depends, in large part, on our ability to maintain a competitive position by attracting, retaining and motivating key employees with experience and ability. We believe that our stock-based compensation programs are central to this objective. We anticipate that the shares currently available under our existing stock-based compensation plans will be insufficient to meet our needs beyond the end of this year, thus impairing our ability to attract and retain key employees through the grant of stock-based awards. Our 2006 Stock Incentive Plan expires on December 31, 2009.

On March 31, 2009, the board of directors adopted our Amended and Restated 2006 Stock Incentive Plan, or the Amended Plan, subject to stockholder approval. The board of directors adopted the Amended Plan to:

•	increase the number of shares of our common stock available for issuance under the 2006 Stock Incentive Plan by 3,900,000 shares, subject to adjustment in the event of stock splits and other similar events;

•	implement a “fungible share pool,” which is a method of computing the maximum aggregate number of shares of common stock available for issuance under the Amended Plan by assigning weighted values to different types of awards under the Amended Plan without assigning specific limits for various awards,

•	establish that the aggregate number of shares of common stock with respect to which a stock-settled stock appreciation right is exercised, rather than the number of shares of common stock actually issued upon exercise, will be counted against the number of shares of common stock available for awards under the Amended Plan;

•	establish a maximum term and a minimum base amount for a stock appreciation right not expressly granted in tandem with a stock option;

•	clarify that the board of directors may not take any action that is expressly prohibited by the repricing provisions of the Amended Plan;

•	extend the term of the Amended Plan until December 31, 2019; and

•	clarify that stockholder approval is required for any amendment to the Amended Plan that would materially increase the number of shares of common stock available for issuance under the Amended Plan (other than an increase to reflect permitted adjustments) or would materially expand the class of service providers eligible to participate in the Amended Plan.

We believe that our stock-based compensation programs have been integral to our success in the past and will be important to our ability to succeed in the future. Therefore, we consider approval of the Amended Plan vital to our future success.

As of March 23, 2009, we had a total of 4,328,826 shares reserved for issuance pursuant to awards granted under our 2006 Stock Incentive Plan, subject to adjustment in the event of stock splits and other similar events. As of March 23, 2009, a total of 272,602 shares have been issued upon the exercise of stock options granted pursuant to our 2006 Stock Incentive Plan and 3,630,653 shares are reserved for issuance pursuant to outstanding stock options granted under our 2006 Stock Incentive Plan. As of March 23, 2009, there were approximately 425,571 shares remaining available for future awards under the 2006 Stock Incentive Plan. Under the provisions of the 2006 Stock Incentive Plan, as previously adopted by our board of directors and approved by our stockholders, an additional 450,000 shares will be reserved for issuance effective July 1, 2009. The outstanding stock options have a weighted average exercise price of $11.57 per share and a weighted average remaining life of 5.92 years. No grants of equity-based awards other than stock options have been made under the 2006 Stock Incentive Plan.

We performed a dilution analysis against our proxy peer group described above in “Compensation Discussion and Analysis” in the year that our peers sought approval from their stockholders for a new stock plan or additional shares under an existing stock incentive plan. We analyzed the number of stock incentive awards outstanding, the shares remaining available for grant under existing plans, and the additional shares being requested under the new or amended plan. Including the incremental dilution to our stockholders from the additional 3,900,000 shares proposed to be added to the Amended Plan (which would be approximately 12.9% based on 30,231,549 shares outstanding as of March 23, 2009), we believe that the total potential dilution to our stockholders is in line with the 75th percentile range of our peer group. As of March 23, 2009, approximately 35% of outstanding stock options were underwater (meaning that the exercise prices of such options exceed the current trading price of our common stock).

Description of the Amended Plan

This summary is qualified in its entirety by reference to the Amended Plan, a copy of which is attached to this proxy statement as Appendix A. You can request a copy of the Amended Plan by writing to Emergent BioSolutions Inc., Attn: Investor Relations, 2273 Research Blvd, Suite 400, Rockville, Maryland 20850. A copy of the Amended Plan, which is attached to the electronic copy of this proxy statement filed with the SEC, also may be accessed from the SEC’s home page (www.sec.gov).

Types of Awards

The Amended Plan provides for the grant of “incentive stock options” intended to qualify under Section 422 of the Internal Revenue Code, nonstatutory stock options, stock appreciation rights, restricted stock, restricted stock units and other stock unit awards, collectively referred to as Awards.

Any shares of common stock made subject to Awards of incentive stock options, nonstatutory stock options or stock appreciation rights will be counted against the maximum aggregate number of shares of common stock available for issuance under the Amended Plan as one share of common stock for every one share of common stock granted. Any shares of common stock made subject to Awards of restricted stock, restricted stock units and other stock unit awards will be counted against the maximum aggregate number of shares of common stock available for issuance under the Amended Plan as one and one-half shares of common stock for every one share of common stock granted.

Stock Options.  Stock options entitle recipients to purchase a specified number of shares of common stock at a specified option price and subject to such other terms and conditions as are specified in connection with the option grant. Options may be granted at an exercise price that is no less than 100% of the fair market value of the common stock on the date of grant. Only employees may be granted incentive stock options. Options may not be granted for a term in excess of ten years. The Amended Plan permits the following forms of payment of the exercise price of options: (i) payment by cash or check, (ii) subject to certain conditions, payment in connection with a “cashless exercise” through a broker, (iii) subject to certain conditions, surrender to us of shares of common stock, (iv) delivery to us of a promissory note or any other lawful consideration, or (v) any combination of these forms of payment.

The Amended Plan provides for an automatic grant of options to non-employee directors as follows:

•	21,600 shares of common stock, upon the commencement of service on our board of directors;

•	14,400 shares of common stock, on the date of each of our annual meetings of stockholders, provided that the director continues serving as a director after the annual meeting and has served on our board of directors for at least six months; and

•	if the non-employee director is serving as the chair of one or more committees of our board of directors, an additional 7,200 shares of common stock, on the date of each of our annual meetings of stockholders, provided that the director continues serving as a director after the annual meeting and has served on our board of directors for at least six months.

Automatic option grants to non-employee directors will:

•	have an exercise price equal to the closing sale price of the common stock on the NYSE, the Nasdaq Stock Market or the national securities exchange on which the common stock is then traded on the trading date immediately prior to the date of grant, or the fair market value of the common stock on such date as determined by our board of directors, if the common stock is not then traded on the NYSE, the Nasdaq Stock Market or on a national securities exchange;

•	vest in three equal annual installments beginning on the anniversary of the date of grant provided that the individual is serving on our board of directors on such date, or, with respect to annual grants, on the date which is one business day prior to the date of our next annual meeting, if earlier, provided that no additional vesting will take place after the individual ceases to serve as a director and that our board of directors may provide for accelerated vesting in the case of death, disability, attainment of mandatory retirement age or retirement following at least 10 years of service;

•	expire on the earlier of 10 years from the date of grant or three months following cessation of service on our board of directors; and

•	contain other terms and conditions as our board of directors determines.

Our board of directors may increase or decrease the number of shares subject to automatic option grants to non-employee directors.

Unless such action is approved by our stockholders: (1) no outstanding option may be amended to provide an exercise price per share that is lower than the then-current exercise price per share of the option (other than adjustments to reflect stock splits, stock dividends, recapitalizations, spin-offs and other similar changes in capitalization) and (2) the board of directors may not cancel any outstanding option and grant in substitution therefor new Awards under the Amended Plan covering the same or a different number of shares of common stock and having an exercise price per share lower than the then-current exercise price per share of the cancelled option.

Stock Appreciation Rights.  Stock appreciation rights entitle recipients to receive the appreciation in the value of the common stock over the value of the common stock on the date of grant of the stock appreciation right. Stock appreciation rights will be settled by the delivery of shares of common stock. Stock appreciation rights may be issued in tandem with options or as stand-alone rights. The base amount specified on the date of grant to calculate appreciation will be no less than 100% of the fair market value of a share of common stock on the date of grant and the maximum term of any stock appreciation right will be no more than ten years from the date of grant.

Restricted Stock and Restricted Stock Unit Awards.  Restricted stock Awards entitle recipients to acquire shares of common stock, subject to our right to repurchase all or part of such shares from the recipient in the event that the conditions specified in the applicable Award are not satisfied prior to the end of the applicable restriction period established for such Award. Alternatively, instead of issuing common stock that is subject to repurchase, the board of directors may grant Awards known as restricted stock units that entitle recipients to receive unrestricted shares of common stock in the event that the conditions specified in the applicable Award are satisfied prior to the end of the applicable restriction period established for such Award.

Other Stock Unit Awards.  Under the Amended Plan, the board of directors has the right to grant other Awards based upon the common stock having such terms and conditions as the board of directors may determine, including the grant of shares and/or cash based upon certain conditions such as performance-based conditions and the grant of securities convertible into common stock.

Performance Conditions.  The Compensation Committee may determine, at the time of grant, that a restricted stock Award, restricted stock unit Award or other stock unit Award granted to an officer will vest solely upon the achievement of specified performance criteria designed to qualify for deduction under Section 162(m) of the Internal Revenue Code. The performance criteria for each such Award will be based on one or more of the following measures: net income; earnings before or after discontinued operations, interest, taxes, depreciation and/or amortization; operating profit before or after discontinued operations and/or taxes; sales; sales growth; earnings growth; cash flow or cash position; gross margins; stock price; market share; return on sales, assets, equity or investment; improvement of financial ratings; achievement of balance sheet or income statement objectives; or total stockholder return, and may be absolute in their terms or measured against or in relationship to other companies comparably, similarly or otherwise situated. Such performance measures may be adjusted to exclude any one or more of extraordinary items, gains or losses on the dispositions of discontinued operations, the cumulative effects of changes in accounting principles, the writedown of any asset, and charges for restructuring and rationalization programs. Such performance measures may vary by participant and may be different for different Awards, may be particular to a participant or the department, branch, line of business, subsidiary or other unit in which the participant works and may cover such period as may be specified by the Compensation Committee, and must be set by the Compensation Committee within the time period prescribed by, and shall otherwise comply with the requirements of, Section 162(m). Awards that are not intended to qualify as performance-based compensation may be based on these or such other performance measures as the board of directors may determine.

We believe that disclosure of any further details concerning the performance measures for any particular year may be confidential commercial or business information, the disclosure of which would adversely affect us.

Eligibility to Receive Awards

Our employees, officers, directors, consultants and advisors are eligible to be granted Awards under the Amended Plan. The maximum number of shares of common stock with respect to which awards may be granted to any participant under the Amended Plan is 287,700 per fiscal year. Under our Amended Plan, Awards designed to comply with the requirements of Section 162(m) of the Internal Revenue Code can provide for cash payments of up to $750,000 per calendar year per individual. Stockholder approval of this proposal will also constitute a reapproval of the foregoing 287,700 share limitation and $750,000 maximum cash amount for purposes of Section 162(m) of the Internal Revenue Code.

Plan Benefits

As of March 23, 2009, approximately 120 persons are eligible to receive Awards under the Amended Plan, including our six executive officers and six non-employee directors. The granting of Awards under the Amended Plan is discretionary, and we cannot now determine the number or type of Awards to be granted in the future to any particular person or group. On March 23, 2009, the last reported sale price of our common stock on the NYSE was $13.40.

Administration

The Amended Plan is administered by our board of directors. Our board of directors has the authority to adopt, amend and repeal the administrative rules, guidelines and practices relating to the Amended Plan and to interpret the provisions of the Amended Plan. Pursuant to the terms of the Amended Plan, the board of directors may delegate authority under the Amended Plan to one or more committees or subcommittees of the board of directors. The board of directors has authorized our compensation committee to administer certain aspects of the Amended Plan, including the granting of options to executive officers.

The board of directors also may delegate authority under the Amended Plan to our officers, each of whom has the power to make awards to all of our employees, except to executive officers. The board of directors has authorized our chief executive officer and our president and chief operating officer to grant stock options under our Amended Plan. Neither the chief executive officer nor the president and chief operating officer is authorized to grant options to himself, to any other director or executive officer, to any other officer or other person whose compensation is determined by the compensation committee or to any person who the board of directors or the compensation committee may from time to time designate in writing. Our board of directors has fixed the terms of the Awards to be granted by such officers, including the exercise price of such Awards and the maximum number of shares subject to Awards that such officers may make.

Subject to any applicable limitations contained in the Amended Plan, our board of directors, our compensation committee, or any other committee to whom our board of directors delegates authority, as the case may be, selects the recipients of Awards and determines the number of shares of common stock covered by options and the dates upon which such options become exercisable, the exercise price of options (which may not be less than 100% of the fair market value of the common stock), the duration of options (which may not exceed ten years) and the number of shares of common stock subject to any stock appreciation right, restricted stock, restricted stock units or other stock unit awards and the terms and conditions of such awards, including conditions for exercise, repurchase, issue price and repurchase price.

Adjustments for Changes in Common Stock and Certain Other Events

Our board of directors is required to make appropriate adjustments in connection with the Amended Plan and any outstanding Awards to reflect stock splits, stock dividends, recapitalizations, spin-offs and other similar changes in capitalization. If a merger or other reorganization event occurs, our board of directors will provide that all of our outstanding options are to be assumed or substituted by the successor corporation. If the merger or reorganization event also constitutes a change in control event, as defined under the Amended Plan, the assumed or substituted options will become immediately exercisable in full if on or prior to the first anniversary of the reorganization event an option holder’s employment with us or our succeeding corporation is terminated by the option holder for good reason or is terminated by us or the succeeding corporation without cause, each as defined in the Amended Plan. In the event the succeeding corporation does not agree to assume, or substitute for, outstanding options, then our board of directors will provide that all unexercised options will become exercisable in full prior to the completion of the merger or other reorganization event and that these options will terminate immediately prior to the completion of the merger or other reorganization event if not previously exercised. Our board of directors may also provide for a cash out of the value of any outstanding options. In addition, upon the occurrence of a change in control event that does not also constitute a reorganization event under the Amended Plan, each option will continue to vest according to its original vesting schedule, except that an option will become immediately exercisable in full if on or prior to the first anniversary of the change in control event an option holder’s employment with us or our succeeding corporation is terminated by the option holder for good reason or is terminated by us or our succeeding corporation without cause.

If a merger or other reorganization event occurs, our repurchase and other rights under outstanding restricted stock Awards will apply to the cash, securities or other property which our common stock is converted into or exchanged for pursuant to such merger or other reorganization event in the same manner and to the same extent as such repurchase and other rights applied to our common stock under such Awards. If a merger or other reorganization event occurs that also constitutes a change of control event, unless provided to the contrary in the instrument evidencing a restricted stock Award, a restricted stock Award will become immediately vested in full if, on or prior to the first anniversary of the change in control event, the holder’s employment with us or our succeeding corporation is terminated for good reason by the holder or is terminated by us or the succeeding corporation without cause, each as defined in the Amended Plan.

If any Award expires or is terminated, surrendered, canceled or forfeited, the unused shares of common stock covered by such Award will again be available for grant under the Amended Plan.

Our board of directors may specify the effect of a merger or other reorganization event or change in control event on any stock appreciation right or other stock unit Award at the time of grant.

Amendment or Termination

Our board of directors generally may amend, modify or terminate any outstanding Award, including substituting another Award therefor, provided that we must obtain the holder’s consent unless our board of directors determines that such action would not materially and adversely affect the holder (other than to reflect stock splits, stock dividends, recapitalizations, spin-offs and other similar changes in capitalization or in connection with certain mergers or other reorganization events) and, without stockholder approval, we cannot amend any outstanding option to provide an exercise price per share that is lower than the then-current exercise price per share of the option (other than to reflect stock splits, stock dividends, recapitalizations, spin-offs and other similar changes in capitalization).

In addition, our board of directors may amend, suspend or terminate the Amended Plan or any portion thereof at any time, except that, to the extent determined by our board of directors, no amendment requiring stockholder approval under any applicable legal, regulatory or listing requirement shall become effective until such stockholder approval is obtained and stockholder approval will be required for any amendment to the Amended Plan that (i) materially increases the number of shares of common stock available for issuance under the Amended Plan (other than an increase to reflect stock splits, stock dividends, recapitalizations, spin-offs and other similar changes in capitalization) or (ii) materially expands the class of service providers eligible to participate in the Amended

Plan. No Award may be granted under the Amended Plan after December 31, 2019, but Awards previously granted may extend beyond that date.

If stockholders do not approve the Amended Plan, the Amended Plan will not go into effect. In such event, our board of directors will consider whether to adopt alternative arrangements based on its assessment of our needs.

Federal Income Tax Consequences

The following is a summary of the United States federal income tax consequences that generally will arise with respect to Awards granted under the Amended Plan. This summary is based on the federal tax laws in effect as of the date of this proxy statement. In addition, this summary assumes that all Awards are exempt from, or comply with, the rules under Section 409A of the Internal Revenue Code regarding nonstatutory deferred compensation. Changes to these laws could alter the tax consequences described below.

Incentive Stock Options

A participant will not have income upon the grant of an incentive stock option. Also, except as described below, a participant will not have income upon exercise of an incentive stock option if the participant has been employed by us or our corporate parent or 50% or more-owned corporate subsidiary at all times beginning with the option grant date and ending three months before the date the participant exercises the option. If the participant has not been so employed during that time, then the participant will be taxed as described below under “Nonstatutory Stock Options.” The exercise of an incentive stock option may subject the participant to the alternative minimum tax.

A participant will have income upon the sale of the stock acquired under an incentive stock option at a profit (if sales proceeds exceed the exercise price). The type of income will depend on when the participant sells the stock. If a participant sells the stock more than two years after the option was granted and more than one year after the option was exercised, then all of the profit will be long-term capital gain. If a participant sells the stock prior to satisfying these waiting periods, then the participant will have engaged in a disqualifying disposition and a portion of the profit will be ordinary income and a portion may be capital gain. This capital gain will be long-term if the participant has held the stock for more than one year and otherwise will be short-term. If a participant sells the stock at a loss (sales proceeds are less than the exercise price), then the loss will be a capital loss. This capital loss will be long-term if the participant held the stock for more than one year and otherwise will be short-term.

Nonstatutory Stock Options

A participant will not have income upon the grant of a nonstatutory stock option. A participant will have compensation income upon the exercise of a nonstatutory stock option equal to the value of the stock on the day the participant exercised the option less the exercise price. Upon sale of the stock, the participant will have capital gain or loss equal to the difference between the sales proceeds and the value of the stock on the day the option was exercised. This capital gain or loss will be long-term if the participant has held the stock for more than one year and otherwise will be short-term.

Stock Appreciation Rights

A participant will not have income upon the grant of a stock appreciation right. A participant generally will recognize compensation income upon the exercise of an SAR equal to the amount of the cash and the fair market value of any stock received. Upon the sale of the stock, the participant will have capital gain or loss equal to the difference between the sales proceeds and the value of the stock on the day the SAR was exercised. This capital gain or loss will be long-term if the participant held the stock for more than one year and otherwise will be short-term.

Restricted Stock Awards

A participant will not have income upon the grant of restricted stock unless an election under Section 83(b) of the Internal Revenue Code is made within 30 days of the date of grant. If a timely 83(b) election is made, then a participant will have compensation income equal to the value of the stock less the purchase price. When the stock is sold, the participant will have capital gain or loss equal to the difference between the sales proceeds and the value of the stock on the date of grant. If the participant does not make an 83(b) election, then when the stock vests the participant will have compensation income equal to the value of the stock on the vesting date less the purchase price. When the stock is sold, the participant will have capital gain or loss equal to the sales proceeds less the value of the stock on the vesting date. Any capital gain or loss will be long-term if the participant held the stock for more than one year and otherwise will be short-term.

Restricted Stock Units

A participant will not have income upon the grant of a restricted stock unit. A participant is not permitted to make a Section 83(b) election with respect to a restricted stock unit Award. When the restricted stock unit vests, the participant will have income on the vesting date in an amount equal to the fair market value of the stock on the vesting date less the purchase price, if any. When the stock is sold, the participant will have capital gain or loss equal to the sales proceeds less the value of the stock on the vesting date. Any capital gain or loss will be long-term if the participant held the stock for more than one year and otherwise will be short-term.

Other Stock-Based Units

The tax consequences associated with any other stock-based units granted under the Amended Plan will vary depending on the specific terms of such Award. Among the relevant factors are whether or not the Award has a readily ascertainable fair market value, whether or not the Award is subject to forfeiture provisions or restrictions on transfer, the nature of the property to be received by the participant under the Award and the participant’s holding period and tax basis for the Award or underlying common stock.

Tax Consequences to Us

There will be no tax consequences to us except that we will be entitled to a deduction when a participant has compensation income. Any such deduction will be subject to the limitations of Section 162(m) of the Internal Revenue Code.

Board Recommendation

The board of directors recommends a vote “FOR” the approval of the Amended and Restated Emergent BioSolutions Inc. 2006 Stock Incentive Plan.

PROPOSAL THREE — RATIFICATION OF SELECTION OF INDEPENDENT
REGISTERED PUBLIC ACCOUNTING FIRM

The audit committee has selected Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2009.

Although stockholder approval of the selection of Ernst & Young LLP is not required by law, our board of directors and audit committee believes that it is advisable to give stockholders an opportunity to ratify this selection. If this proposal is not approved at the annual meeting, our board of directors will reconsider its selection of Ernst & Young LLP.

Ernst & Young also served as our independent registered public accounting firm for the fiscal year ending December 31, 2008. Representatives of Ernst & Young LLP are expected to be present at the annual meeting and will have the opportunity to make a statement, if they desire to do so, and will be available to respond to appropriate questions from our stockholders.

Board Recommendation

The board of directors recommends a vote “FOR” the ratification of the selection of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2009.

SOLICITATION OF PROXIES

We are conducting the solicitation of proxies, and the cost of solicitation will be borne by Emergent BioSolutions. In addition to the solicitation of proxies by mail and pursuant to Rule 14a-16 under the Securities Exchange Act of 1934, officers and employees of Emergent BioSolutions may solicit proxies in person, by telephone, facsimile or mail. We will reimburse brokers, banks or other custodians or nominees for their expenses in sending proxies and proxy materials to beneficial owners.

REVOCATION OF PROXY

Subject to the terms and conditions set forth in this proxy statement, all proxies received by us will be effective, notwithstanding any transfer of the shares to which those proxies relate, unless prior to the closing of the polls at the annual meeting, we receive a written notice of revocation signed by the person who, as of the record date, was the registered holder of those shares. The notice of revocation must indicate the certificate number and numbers of shares to which the revocation relates and the aggregate number of shares represented by the certificate(s).

STOCKHOLDER PROPOSALS

In order to be included in proxy material for our 2010 annual meeting of stockholders, stockholders’ proposed resolutions must be received by us at our principal executive offices, Emergent BioSolutions Inc., Attn: Corporate Secretary, 2273 Research Blvd, Suite 400, Rockville, Maryland 20850 no later than December 3, 2009. However, if the date of the 2010 annual meeting is changed by more than 30 days from the date of the 2009 annual meeting, then the deadline is a reasonable time before we begin to print and send our proxy statement for the 2010 annual meeting. We suggest that proponents submit their proposals by certified mail, return receipt requested, addressed to our Corporate Secretary.

Our by-laws establish an advance notice procedure for stockholder proposals to be brought before an annual meeting of stockholders, including proposed nominations of persons for election to the board of directors. Stockholders at an annual meeting may only consider proposals or nominations specified in the notice of meeting or brought before the meeting by or at the direction of the board of directors or by a stockholder of record on the record date for the meeting, who is entitled to vote at the meeting and who has delivered timely notice in proper form to our corporate secretary of the stockholder’s intention to bring such business before the meeting. The required notice must be in writing and received by our corporate secretary at our principal offices not less than 90 days nor more than 120 days prior to the first anniversary of the preceding year’s annual meeting; provided, however, in the event that the date of the annual meeting is advanced by more than 20 days, or delayed by more than 60 days, from the first anniversary of the preceding year’s annual meeting, a stockholder’s notice must be so received not earlier than the 120th day prior to such annual meeting and not later than the close of business on the later of (A) the 90th day prior to such annual meeting and (B) the tenth day following the day on which notice of the date of such annual meeting was mailed or public disclosure of the date of such annual meeting was made, whichever first occurs. For stockholder proposals to be brought before the 2010 annual meeting, the required notice must be received by our corporate secretary at our principal offices no earlier than January 21, 2010 and no later than February 20, 2010.

OTHER MATTERS

Our board of directors has no knowledge of any other matters which may come before the meeting. However, if any other matters are properly presented to the meeting, it is the intention of the persons named in the accompanying proxy to vote, or otherwise act, in accordance with their judgment on those matters.

By Order of the Board of Directors,

Denise Esposito
Senior Vice President Legal Affairs,
General Counsel and Secretary

Rockville, Maryland
April 2, 2009

OUR BOARD OF DIRECTORS HOPES THAT STOCKHOLDERS WILL ATTEND THE ANNUAL
MEETING. WHETHER OR NOT YOU PLAN TO ATTEND, YOU ARE URGED TO VOTE YOUR
PROXY AS SOON AS POSSIBLE. A PROMPT RESPONSE WILL GREATLY FACILITATE
ARRANGEMENTS FOR THE MEETING. STOCKHOLDERS WHO ATTEND THE
MEETING MAY VOTE THEIR STOCK IN PERSON EVEN THOUGH THEY HAVE
PREVIOUSLY SUBMITTED A PROXY.

Appendices

Appendix A  Amended and Restated Emergent BioSolutions Inc. 2006 Stock Incentive Plan*

*	We intend to register the additional shares of our common stock provided for by the Amended and Restated Emergent BioSolutions Inc. 2006 Stock Incentive Plan as soon as practicable after May 21, 2009.

APPENDIX A

AMENDED AND RESTATED
EMERGENT BIOSOLUTIONS INC. 2006 STOCK INCENTIVE PLAN

1. Purpose

The purpose of this Amended and Restated 2006 Stock Incentive Plan (the “Plan”) of Emergent BioSolutions Inc., a Delaware corporation (the “Company”), is to advance the interests of the Company’s stockholders by enhancing the Company’s ability to attract, retain and motivate persons who are expected to make important contributions to the Company and by providing such persons with equity ownership opportunities and performance-based incentives that are intended to align their interests with those of the Company’s stockholders. The Plan amends and restates the 2006 Stock Incentive Plan (the “Original Plan”) that was originally adopted by the board of directors of the Company (the “Board”) on October 25, 2006 and approved by the stockholders on October 27, 2006. Except where the context otherwise requires, the term “Company” shall include any of the Company’s present or future parent or subsidiary corporations as defined in Sections 424(e) or (f) of the Internal Revenue Code of 1986, as amended, and any regulations promulgated thereunder (the “Code”) and any other business venture (including, without limitation, joint venture or limited liability company) in which the Company has a controlling interest, as determined by the Board.

2. Eligibility

All of the Company’s employees, officers, directors, consultants and advisors are eligible to receive options, stock appreciation rights, restricted stock, restricted stock units and other stock-unit awards (each, an “Award”) under the Plan. Each person who receives an Award under the Plan is deemed a “Participant”.

3. Administration and Delegation

(a) Administration by Board of Directors. The Plan will be administered by the Board. The Board shall have authority to grant Awards and to adopt, amend and repeal such administrative rules, guidelines and practices relating to the Plan as it shall deem advisable. The Board may construe and interpret the terms of the Plan and any Award agreements entered into under the Plan. The Board may correct any defect, supply any omission or reconcile any inconsistency in the Plan or any Award in the manner and to the extent it shall deem expedient to carry the Plan into effect and it shall be the sole and final judge of such expediency. All decisions by the Board shall be made in the Board’s sole discretion and shall be final and binding on all persons having or claiming any interest in the Plan or in any Award. No director or person acting pursuant to the authority delegated by the Board shall be liable for any action or determination relating to or under the Plan made in good faith.

(b) Appointment of Committees. To the extent permitted by applicable law, the Board may delegate any or all of its powers under the Plan to one or more committees or subcommittees of the Board (a “Committee”). All references in the Plan to the “Board” shall mean the Board or a Committee of the Board or the officers referred to in Section 3(c) to the extent that the Board’s powers or authority under the Plan have been delegated to such Committee or officers.

(c) Delegation to Officers. To the extent permitted by applicable law, the Board may delegate to one or more officers of the Company the power to grant Awards to employees or officers of the Company or any of its present or future subsidiary corporations and to exercise such other powers under the Plan as the Board may determine, provided that the Board shall fix the terms of the Awards to be granted by such officers (including the exercise price of such Awards, which may include a formula by which the exercise price will be determined) and the maximum number of shares subject to Awards that the officers may grant; provided further, however, that no officer shall be authorized to grant Awards to any “executive officer” of the Company (as defined by Rule 3b-7 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) or to any “officer” of the Company (as defined by Rule 16a-1 under the Exchange Act).

4. Stock Available for Awards

(a) Maximum Number of Shares.

(i) An aggregate of 4,350,000 shares of common stock, $0.001 par value per share, of the Company (the “Common Stock”) shall be added to the 4,328,826 shares issuable or transferable under the Plan as of March 23, 2009. Of the 4,350,000 shares to be added:

(A) 450,000 shares shall be added to the Plan on July 1, 2009 as previously approved under the provisions of the Original Plan; and

(B) 3,900,000 newly authorized shares shall be added to the Plan on May 21, 2009.

(ii) Subject to adjustment as provided in Section 10, the maximum aggregate number of shares of Common Stock that may be issued or transferred under the Plan shall be an aggregate of 8,678,826 shares (including the 4,350,000 shares referred to in 4(a)(i) above). Of the 8,678,826 aggregate shares authorized under the Plan, 3,903,255 shares have been issued or reserved for issuance pursuant to stock options granted from 2006 through March 23, 2009 and 4,775,571 will be available for issuance or transfer thereunder.

If any Award expires or is terminated, surrendered or canceled without having been fully exercised or is forfeited in whole or in part (including as the result of shares of Common Stock subject to such Award being repurchased by the Company at the original issuance price pursuant to a contractual repurchase right), is settled in cash or results in any shares of Common Stock not being issued, the unused shares of Common Stock covered by such Award shall again be available for the grant of Awards under the Plan. However, in the case of Incentive Stock Options (as hereinafter defined), the foregoing provisions shall be subject to any limitations under the Code. Shares of Common Stock issued under the Plan may consist in whole or in part of authorized but unissued shares or treasury shares. Notwithstanding anything to the contrary herein, with respect to Stock Appreciation Rights settled in shares of Common Stock upon exercise, the aggregate number of shares of Common Stock with respect to which the Stock Appreciation Right is exercised, rather than the number of shares of Common Stock actually issued upon exercise, shall be counted against the number of shares of Common Stock available for Awards under the Plan.

(b) Computing the Total Number of Shares of Common Stock Available Under the Plan. For purposes of computing the maximum aggregate number of shares of Common Stock available for issuance under the Plan, the following rules shall apply:

(i) Any shares of Common Stock made subject to Awards of Options or Stock Appreciation Rights shall be counted against the maximum aggregate number of shares of Common Stock available for issuance under the Plan as one (1) share of Common Stock for every one (1) share of Common Stock granted.

(ii) Any shares of Common Stock made subject to Awards of Restricted Stock shall be counted against the maximum aggregate number of shares of Common Stock available for issuance under the Plan as one and one half (1.5) shares of Common Stock for every one (1) share of Common Stock granted.

(iii) Any shares of Common Stock made subject to Awards of Restricted Stock Units shall be counted against the maximum aggregate number of shares of Common Stock available for issuance under the Plan as one and one half (1.5) shares of Common Stock for every one (1) share of Common Stock granted.

(iv) Any shares of Common Stock made subject to Other Stock Unit Awards shall be counted against the maximum aggregate number of shares of Common Stock available for issuance under the Plan as one and one half (1.5) shares of Common Stock for every one (1) share of Common Stock granted.”

(c) Section 162(m) Per-Participant Limit. The maximum number of shares of Common Stock with respect to which Awards may be granted to any Participant under the Plan shall be 287,700 per fiscal year. For purposes of the foregoing limit, the combination of an Option in tandem with a SAR (as each is hereafter defined) shall be treated as a single Award. The per Participant limit described in this Section 4(c) shall be construed and applied consistently with Section 162(m) of the Code or any successor provision thereto, and the regulations thereunder (“Section 162(m)”).

(d) Substitute Awards. In connection with a merger or consolidation of an entity with the Company or the acquisition by the Company of property or stock of an entity, the Board may grant Awards in substitution for any options or other stock or stock unit awards granted by such entity or an affiliate thereof. Substitute Awards may be granted on such terms as the Board deems appropriate in the circumstances, notwithstanding any limitations on Awards contained in the Plan. Substitute Awards shall not count against the overall share limit set forth in Section 4(a), except as may be required by reason of Section 422 and related provisions of the Code.

5. Stock Options

(a) General. The Board may grant options to purchase Common Stock (each, an “Option”) and determine the number of shares of Common Stock to be covered by each Option, the exercise price of each Option and the conditions and limitations applicable to the exercise of each Option, including conditions relating to applicable federal or state securities laws, as it considers necessary or advisable. An Option that is not intended to be an Incentive Stock Option (as hereinafter defined) shall be designated a “Nonstatutory Stock Option”.

(b) Incentive Stock Options. An Option that the Board intends to be an “incentive stock option” as defined in Section 422 of the Code (an “Incentive Stock Option”) shall only be granted to employees of Emergent BioSolutions Inc., any of Emergent BioSolutions Inc.’s present or future parent or subsidiary corporations as defined in Sections 424(e) or (f) of the Code, and any other entities the employees of which are eligible to receive Incentive Stock Options under the Code, and shall be subject to and shall be construed consistently with the requirements of Section 422 of the Code. The Company shall have no liability to a Participant, or any other party, if an Option (or any part thereof) that is intended to be an Incentive Stock Option is not an Incentive Stock Option or for any action taken by the Board, including without limitation the conversion of an Incentive Stock Option to a Nonstatutory Stock Option.

(c) Exercise Price. The Board shall establish the exercise price of each Option and specify such exercise price in the applicable option agreement; provided, however, that the exercise price shall not be less than 100% of the Fair Market Value (as defined below) on the date the Option is granted.

(d) Duration of Options. Each Option shall be exercisable at such times and subject to such terms and conditions as the Board may specify in the applicable option agreement; provided, however, that no Option will be granted for a term in excess of 10 years.

(e) Exercise of Option. Options may be exercised by delivery to the Company of a written notice of exercise signed by the proper person or by any other form of notice (including electronic notice) approved by the Board together with payment in full as specified in Section 5(f) for the number of shares for which the Option is exercised. Subject to Section 11(e), shares of Common Stock subject to the Option will be delivered by the Company following exercise either as soon as practicable or, subject to such conditions as the Board shall specify, on a deferred basis (with the Company’s obligation to be evidenced by an instrument providing for future delivery of the deferred shares at the time or times specified by the Board).

(f) Payment Upon Exercise. Common Stock purchased upon the exercise of an Option granted under the Plan shall be paid for as follows:

(i) in cash or by check, payable to the order of the Company;

(ii) except as otherwise provided in the applicable option agreement, by (i) delivery of an irrevocable and unconditional undertaking by a creditworthy broker to deliver promptly to the Company sufficient funds to pay the exercise price and any required tax withholding or (ii) delivery by the Participant to the Company of a copy of irrevocable and unconditional instructions to a creditworthy broker to deliver promptly to the Company cash or a check sufficient to pay the exercise price and any required tax withholding;

(iii) to the extent provided for in the applicable option agreement or approved by the Board, in its sole discretion, by delivery (either by actual delivery or attestation) of shares of Common Stock owned by the Participant valued at their fair market value as determined by (or in a manner approved by) the Board (“Fair Market Value”), provided (i) such method of payment is then permitted under applicable law, (ii) such Common Stock, if acquired directly from the Company, was owned by the Participant for such minimum period of time, if any, as may be established by the Board in its discretion and (iii) such Common Stock is not subject to any repurchase, forfeiture, unfulfilled vesting or other similar requirements;

(iv) to the extent permitted by applicable law and provided for in the applicable option agreement or approved by the Board, in its sole discretion, by (i) delivery of a promissory note of the Participant to the

Company on terms determined by the Board, or (ii) payment of such other lawful consideration as the Board may determine; or

(v) by any combination of the above permitted forms of payment.

(g) Limitation on Repricing. Unless such action is approved by the Company’s stockholders: (i) outstanding Options granted under the Plan may not be amended to provide an exercise price per share that is lower than the then-current exercise price per share of such outstanding Option (other than adjustments pursuant to Section 10) and (ii) the Board may also not cancel any outstanding option (whether or not granted under the Plan) and grant in substitution therefor new Awards under the Plan covering the same or a different number of shares of Common Stock and having an exercise price per share lower than the then-current exercise price per share of the cancelled option.

6. Director Options

(a) Initial Grant. Upon the commencement of service on the Board by any individual who is not then an employee of the Company or any subsidiary of the Company, the Company shall grant to such person a Nonstatutory Stock Option to purchase 21,600 shares of Common Stock (subject to adjustment under Section 10).

(b) Annual Grant. On the date of each annual meeting of stockholders of the Company, the Company shall grant to each member of the Board who is both serving as a director of the Company immediately prior to and immediately following such annual meeting and who is not then an employee of the Company or any of its subsidiaries, a Nonstatutory Stock Option to purchase 14,400 shares of Common Stock (subject to adjustment under Section 10); provided, however, that a director shall not be eligible to receive an option grant under this Section 6(b) until such director has served on the Board for at least six months. If the non-employee director shall be serving as the Chair of a Committee, such annual grant provided above shall be increased by 7,200 shares of Common Stock for a total annual grant of 21,600 shares; provided, however, that such director shall be entitled to only one such increase per year even if serving as Chair for more than one Committee.

(c) Terms of Director Options. Options granted under this Section 6 shall (i) have an exercise price equal to the closing sale price (for the primary trading session) of the Common Stock on the New York Stock Exchange, the Nasdaq Stock Market or such other national securities exchange on which the Common Stock is then traded on the trading date immediately prior to the date of grant (and if the Common Stock is not then traded on the New York Stock Exchange, the Nasdaq Stock Market or a national securities exchange, the fair market value of the Common Stock on such date as determined by the Board), (ii) vest one-third per year over three years on the anniversary of the date of grant provided that the individual is serving on the Board on such date (or in the case of an option granted under Section 6(b), if earlier, on the date which is one business day prior to date of the Company’s next annual meeting), provided that no additional vesting shall take place after the Participant ceases to serve as a director and further provided that the Board may provide for accelerated vesting in the case of death, disability, attainment of mandatory retirement age or retirement following at least 10 years of service, (iii) expire on the earlier of 10 years from the date of grant or three months following cessation of service on the Board and (iv) contain such other terms and conditions as the Board shall determine.

(d) Board Discretion. The Board retains the specific authority to from time to time increase or decrease the number of shares subject to options granted under this Section 6, subject to the provisions of Section 4(c).

7. Stock Appreciation Rights

(a) General. A Stock Appreciation Right, or SAR, is an Award entitling the holder, upon exercise, to receive an amount of Common Stock determined by reference to appreciation, from and after the date of grant, in the fair market value of a share of Common Stock. The date as of which such appreciation or other measure is determined shall be the exercise date.

(b) Grants. Stock Appreciation Rights may be granted in tandem with, or independently of, Options granted under the Plan.

(i) Tandem Awards. When Stock Appreciation Rights are expressly granted in tandem with Options, (i) the Stock Appreciation Right will be exercisable only at such time or times, and to the extent, that the related Option is exercisable (except to the extent designated by the Board in connection with a Reorganization Event or a Change in Control Event) and will be exercisable in accordance with the procedure required for exercise of the related Option; (ii) the Stock Appreciation Right will terminate and no longer be exercisable upon the termination or exercise of the related Option, except to the extent designated by the Board in connection with a Reorganization Event or a Change in Control Event and except that a Stock Appreciation Right granted with respect to less than the full number of shares covered by an Option will not be reduced until the number of shares as to which the related Option has been exercised or has terminated exceeds the number of shares not covered by the Stock Appreciation Right; (iii) the Option will terminate and no longer be exercisable upon the exercise of the related Stock Appreciation Right; and (iv) the Stock Appreciation Right will be transferable only with the related Option.

(ii) Independent SARs. A Stock Appreciation Right not expressly granted in tandem with an Option will become exercisable at such time or times, and on such conditions, as the Board may specify in the SAR Award; provided, however, that the base amount specified on the date of grant to calculate appreciation shall be no less than 100% of the fair market value of a share of Common Stock on the date of grant and the maximum term of any Stock Appreciation Right shall be no more than ten (10) years from the date of grant.

(c) Exercise. Stock Appreciation Rights may be exercised by delivery to the Company of a written notice of exercise signed by the proper person or by any other form of notice (including electronic notice) approved by the Board, together with any other documents required by the Board.

8.	Restricted Stock; Restricted Stock Units.

(a) General. The Board may grant Awards entitling recipients to acquire shares of Common Stock (“Restricted Stock”), subject to the right of the Company to repurchase all or part of such shares at their issue price or other stated or formula price from the recipient in the event that conditions specified by the Board in the applicable Award are not satisfied prior to the end of the applicable restriction period or periods established by the Board for such Award. Instead of granting Awards for Restricted Stock, the Board may grant Awards entitling the recipient to receive shares of Common Stock to be delivered at the time such shares of Common Stock vest (“Restricted Stock Units”) (Restricted Stock and Restricted Stock Units are each referred to herein as a “Restricted Stock Award”).

(b) Terms and Conditions for all Restricted Stock Awards. The Board shall determine the terms and conditions of a Restricted Stock Award, including the conditions for vesting and repurchase (or forfeiture) and the issue price.

(c) Additional Provisions Relating to Restricted Stock

(i) Dividends. Participants holding shares of Restricted Stock will be entitled to all ordinary cash dividends paid with respect to such shares, unless otherwise provided by the Board. If any such dividends or distributions are paid in shares, or consist of a dividend or distribution to holders of Common Stock other than an ordinary cash dividend, the shares, cash or other property will be subject to the same restrictions on transferability and forfeitability as the shares of Restricted Stock with respect to which they were paid. Each dividend payment will be made no later than the end of the calendar year in which the dividends are paid to stockholders of that class of stock or, if later, the 15th day of the third month following the date the dividends are paid to stockholders of that class of stock.

(ii) Stock Certificates. The Company may require that any stock certificates issued in respect of shares of Restricted Stock shall be deposited in escrow by the Participant, together with a stock power endorsed in blank, with the Company (or its designee). At the expiration of the applicable restriction periods, the Company (or such designee) shall deliver the certificates no longer subject to such restrictions to the Participant or if the Participant has died, to the beneficiary designated, in a manner determined by the Board, by a Participant to receive amounts due or exercise rights of the Participant in the event of the Participant’s death (the “Designated Beneficiary”). In the absence of an effective designation by a Participant, “Designated Beneficiary” shall mean the Participant’s estate.

(d) Additional Provisions Relating to Restricted Stock Units

(i) Settlement. Upon the vesting of and/or lapsing of any other restrictions (i.e., settlement) with respect to each Restricted Stock Unit, the Participant shall be entitled to receive from the Company one share of Common Stock or an amount of cash equal to the Fair Market Value of one share of Common Stock, as provided in the applicable Award agreement. The Board may, in its discretion, provide that settlement of Restricted Stock Units shall be deferred, on a mandatory basis or at the election of the Participant.

(ii) Voting Rights. A Participant shall have no voting rights with respect to any Restricted Stock Units.

(iii) Dividend Equivalents. To the extent provided by the Board, in its sole discretion, a grant of Restricted Stock Units may provide Participants with the right to receive an amount equal to any dividends or other distributions declared and paid on an equal number of outstanding shares of Common Stock (“Dividend Equivalents”). Dividend Equivalents may be paid currently or credited to an account for the Participants, may be settled in cash and/or shares of Common Stock and may be subject to the same restrictions on transfer and forfeitability as the Restricted Stock Units with respect to which paid, as determined by the Board in its sole discretion, subject in each case to such terms and conditions as the Board shall establish, in each case to be set forth in the applicable Award agreement.

9. Other Stock-Unit Awards

Other Awards of shares of Common Stock, and other Awards that are valued in whole or in part by reference to, or are otherwise based on, shares of Common Stock or other property, may be granted hereunder to Participants (“Other Stock Unit Awards”), including without limitation Awards entitling recipients to receive shares of Common Stock to be delivered in the future. Such Other Stock Unit Awards shall also be available as a form of payment in the settlement of other Awards granted under the Plan or as payment in lieu of compensation to which a Participant is otherwise entitled. Other Stock Unit Awards may be paid in shares of Common Stock or cash, as the Board shall determine. Subject to the provisions of the Plan, the Board shall determine the terms and conditions of each Other Stock Unit Award, including any purchase price applicable thereto.

10. Adjustments for Changes in Common Stock and Certain Other Events

(a) Changes in Capitalization. In the event of any stock split, reverse stock split, stock dividend, recapitalization, combination of shares, reclassification of shares, spin-off or other similar change in capitalization or event, or any dividend or distribution to holders of Common Stock other than an ordinary cash dividend, (i) the number and class of securities available under this Plan, (ii) the per-Participant limit set forth in Section 4(c), (iii) the number and class of securities and exercise price per share of each outstanding Option and each Option issuable under Section 6, (iv) the share- and per-share provisions and the exercise price of each SAR, (v) the number of shares subject to and the repurchase price per share subject to each outstanding Restricted Stock Award, and (vi) the share- and per-share-related provisions and the purchase price, if any, of each outstanding Other Stock Unit Award, shall be appropriately adjusted by the Company (or substituted Awards may be made, if applicable) to the extent determined by the Board. Without limiting the generality of the foregoing, in the event the Company effects a split of the Common Stock by means of a stock dividend and the exercise price of and the number of shares subject to any outstanding Options are adjusted as of the date of the distribution of the dividend (rather than as of the record date for such dividend), then optionees who exercise such Options between the record date and the distribution date for such stock dividend shall be entitled to receive, on the distribution date, the stock dividend with respect to the shares of Common Stock acquired upon such Option exercise, notwithstanding the fact that such shares were not outstanding as of the close of business on the record date for such stock dividend.

(b) Reorganization and Change in Control Events

(i) Definitions

(A) A “Reorganization Event” shall mean:

(1) any merger or consolidation of the Company with or into another entity as a result of which all of the Common Stock of the Company is converted into or exchanged for the right to receive cash, securities or other property or is cancelled;

(2) any exchange of all of the Common Stock of the Company for cash, securities or other property pursuant to a share exchange transaction; or

(3) any liquidation or dissolution of the Company.

(B) A “Change in Control Event” shall mean:

(1) the acquisition by an individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act) (a “Person”) of beneficial ownership of any capital stock of the Company if, after such acquisition, such Person beneficially owns (within the meaning of Rule 13d 3 promulgated under the Exchange Act) 50% or more of either (x) the aggregate number of shares of Common Stock then-outstanding (the “Outstanding Company Common Stock”) or (y) the combined voting power of the then-outstanding securities of the Company entitled to vote generally in the election of directors (the “Outstanding Company Voting Securities”); provided, however, that for purposes of this subsection (1), the following acquisitions shall not constitute a Change in Control Event: (A) any acquisition directly from the Company (excluding an acquisition pursuant to the exercise, conversion or exchange of any security exercisable for, convertible into or exchangeable for common stock or voting securities of the Company, unless the Person exercising, converting or exchanging such security acquired such security directly from the Company or an underwriter or agent of the Company), (B) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any corporation controlled by the Company, or (C) any acquisition by any corporation pursuant to a Business Combination (as defined below) which complies with clauses (x) and (y) of subsection (3) of this definition; or

(2) such time as the Continuing Directors (as defined below) do not constitute a majority of the Board (or, if applicable, the Board of Directors of a successor corporation to the Company), where the term “Continuing Director” means at any date a member of the Board (x) who was a member of the Board on the date of the initial adoption of this Plan by the Board or (y) who was nominated or elected subsequent to such date by at least a majority of the directors who were Continuing Directors at the time of such nomination or election or whose election to the Board was recommended or endorsed by at least a majority of the directors who were Continuing Directors at the time of such nomination or election; provided, however, that there shall be excluded from this clause (y) any individual whose initial assumption of office occurred as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents, by or on behalf of a person other than the Board; or

(3) the consummation of a merger, consolidation, reorganization, recapitalization or share exchange involving the Company or a sale or other disposition of all or substantially all of the assets of the Company (a “Business Combination”), unless, immediately following such Business Combination, each of the following two conditions is satisfied: (x) all or substantially all of the individuals and entities who were the beneficial owners of the Outstanding Company Common Stock and Outstanding Company Voting Securities immediately prior to such Business Combination beneficially own, directly or indirectly, more than 50% of the then-outstanding shares of common stock and the combined voting power of the then-outstanding securities entitled to vote generally in the election of directors, respectively, of the resulting or acquiring corporation in such Business Combination (which shall include, without limitation, a corporation which as a result of such transaction owns the Company or substantially all of the Company’s assets either directly or through one or more subsidiaries) (such resulting or acquiring corporation is referred to herein as the “Acquiring Corporation”) in substantially the same proportions as their ownership of the Outstanding Company Common Stock and Outstanding Company Voting Securities, respectively, immediately prior to such Business Combination and (y) no Person (excluding any employee benefit plan (or related trust) maintained or sponsored by the Company or by the Acquiring Corporation) beneficially owns, directly or indirectly, 50% or more of the then-outstanding shares of common stock of the Acquiring Corporation, or of the combined voting power of the then-outstanding securities of such corporation entitled to vote generally in the election of directors (except to the extent that such ownership existed prior to the Business Combination); or

(4) the liquidation or dissolution of the Company.

(C) “Good Reason” shall mean any significant diminution in the Participant’s title, authority, or responsibilities from and after such Reorganization Event or Change in Control Event, as the case may be, or any reduction in the annual cash compensation payable to the Participant from and after such Reorganization Event or Change in Control Event, as the case may be, or the relocation of the place of business at which the Participant is principally located to a location that is greater than 50 miles from its location immediately prior to such Reorganization Event or Change in Control Event.

(D) “Cause” shall mean any (i) willful failure by the Participant, which failure is not cured within 30 days of written notice to the Participant from the Company, to perform his or her material responsibilities to the Company, (ii) willful misconduct by the Participant which affects the business reputation of the Company, (iii) material breach by the Participant of any employment, confidentiality, non-competition or non-solicitation agreement with the Company, (iv) conviction or plea of nolo contendere (no contest) by the Participant to a felony, or (v) commission by the Participant of any act involving fraud, theft or dishonesty with respect to the Company’s business or affairs. The Participant shall be considered to have been discharged for “Cause” if the Company determines, within 30 days after the Participant’s resignation, that discharge for Cause was warranted.

(ii) Effect on Options

(A) Reorganization Event. Upon the occurrence of a Reorganization Event (regardless of whether such event also constitutes a Change in Control Event), or the execution by the Company of any agreement with respect to a Reorganization Event (regardless of whether such event will result in a Change in Control Event), the Board shall provide that all outstanding Options shall be assumed, or equivalent options shall be substituted, by the acquiring or succeeding corporation (or an affiliate thereof); provided that if such Reorganization Event also constitutes a Change in Control Event, except to the extent specifically provided to the contrary in the instrument evidencing any Option or any other agreement between a Participant and the Company such assumed or substituted options shall become immediately exercisable in full if, on or prior to the first anniversary of the date of the consummation of the Reorganization Event, the Participant’s employment with the Company or the acquiring or succeeding corporation is terminated for Good Reason by the Participant or is terminated without Cause by the Company or the acquiring or succeeding corporation. For purposes hereof, an Option shall be considered to be assumed if, following consummation of the Reorganization Event, the Option confers the right to purchase, for each share of Common Stock subject to the Option immediately prior to the consummation of the Reorganization Event, the consideration (whether cash, securities or other property) received as a result of the Reorganization Event by holders of Common Stock for each share of Common Stock held immediately prior to the consummation of the Reorganization Event (and if holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding shares of Common Stock); provided, however, that if the consideration received as a result of the Reorganization Event is not solely common stock of the acquiring or succeeding corporation (or an affiliate thereof), the Company may, with the consent of the acquiring or succeeding corporation, provide for the consideration to be received upon the exercise of Options to consist solely of common stock of the acquiring or succeeding corporation (or an affiliate thereof) equivalent in value (as determined by the Board) to the per share consideration received by holders of outstanding shares of Common Stock as a result of the Reorganization Event.

Notwithstanding the foregoing, if the acquiring or succeeding corporation (or an affiliate thereof) does not agree to assume, or substitute for, some or all of such Options, or in the event of a liquidation or dissolution of the Company, the Board shall, upon written notice to the Participants, provide with respect to any Options that are not to be acquired by an acquiring or succeeding corporation that all then unexercised Options will become exercisable in full as of a specified time prior to the Reorganization Event and will terminate immediately prior to the consummation of such Reorganization Event, except to the extent exercised by the Participants before the consummation of such Reorganization Event; provided, however, that in the event of a Reorganization Event under the terms of which holders of Common Stock will receive upon consummation thereof a cash payment for each share of Common Stock surrendered pursuant to such Reorganization Event (the “Acquisition Price”), then the Board may instead provide that all such outstanding Options shall terminate upon consummation of such

Reorganization Event and that each Participant shall receive, in exchange therefor, a cash payment equal to the amount (if any) by which (A) the Acquisition Price multiplied by the number of shares of Common Stock subject to such outstanding Options (whether or not then exercisable), exceeds (B) the aggregate exercise price of such Options and any applicable tax withholdings.

(B) Change in Control Event that is not a Reorganization Event. Upon the occurrence of a Change in Control Event that does not also constitute a Reorganization Event, except to the extent specifically provided to the contrary in the instrument evidencing any Option or any other agreement between a Participant and the Company, then outstanding Option shall continue to become vested in accordance with the original vesting schedule set forth in such Option, provided, however, that each such Option shall be immediately exercisable in full if, on or prior to the first anniversary of the date of the consummation of the Change in Control Event, the Participant’s employment with the Company or the acquiring or succeeding corporation is terminated for Good Reason by the Participant or is terminated without Cause by the Company or the acquiring or succeeding corporation.

(iii) Effect on Restricted Stock Awards

(A) Reorganization Event that is not a Change in Control Event. Upon the occurrence of a Reorganization Event that is not a Change in Control Event, the repurchase and other rights of the Company under each outstanding Restricted Stock Award shall inure to the benefit of the Company’s successor and shall apply to the cash, securities or other property which the Common Stock was converted into or exchanged for pursuant to such Reorganization Event in the same manner and to the same extent as they applied to the Common Stock subject to such Restricted Stock Award.

(B) Change in Control Event. Upon the occurrence of a Change in Control Event (regardless of whether such event also constitutes a Reorganization Event), except to the extent specifically provided to the contrary in the instrument evidencing any Restricted Stock Award or any other agreement between a Participant and the Company, each then outstanding Restricted Stock Award shall continue to become free from conditions or restrictions in accordance with the original schedule set forth in such Restricted Stock Award, provided, however, that each such Restricted Stock Award shall immediately become free from all conditions or restrictions if, on or prior to the first anniversary of the date of the consummation of the Change in Control Event, the Participant’s employment with the Company or the acquiring or succeeding corporation is terminated for Good Reason by the Participant or is terminated without Cause by the Company or the acquiring or succeeding corporation.

(iv) Effect on Stock Appreciation Rights and Other Stock Unit Awards

The Board may specify in an Award at the time of the grant the effect of a Reorganization Event and Change in Control Event on any SAR and Other Stock Unit Award.

11. General Provisions Applicable to Awards

(a) Transferability of Awards. Awards shall not be sold, assigned, transferred, pledged or otherwise encumbered by the person to whom they are granted, either voluntarily or by operation of law, except by will or the laws of descent and distribution or, other than in the case of an Incentive Stock Option, pursuant to a qualified domestic relations order, and, during the life of the Participant, shall be exercisable only by the Participant; provided, however, that the gratuitous transfer of the Award by the Participant to or for the benefit of any immediate family member, domestic partner, family trust or other entity established for the benefit of the Participant and/or an immediate family member thereof if, with respect to such proposed transferee, the Company would be eligible to use a Registration Statement on Form S-8 for the registration of the sale of the Common Stock subject to such Award under the Securities Act of 1933, as amended; provided, further, that the Company shall not be required to recognize any such transfer until such time as the Participant and such authorized transferee shall, as a condition to such transfer, deliver to the Company a written instrument in form and substance satisfactory to the Company confirming that such transferee shall be bound by all of the terms and conditions of the Award; and, provided, further, that no option intended to be an incentive stock option shall be transferable unless the Board shall otherwise permit. References to a Participant, to the extent relevant in the context, shall include references to authorized transferees.

(b) Documentation. Each Award shall be evidenced in such form (written, electronic or otherwise) as the Board shall determine. Each Award may contain terms and conditions in addition to those set forth in the Plan.

(c) Board Discretion. Except as otherwise provided by the Plan, each Award may be made alone or in addition or in relation to any other Award. The terms of each Award need not be identical, and the Board need not treat Participants uniformly.

(d) Termination of Status. The Board shall determine the effect on an Award of the disability, death, termination of employment, authorized leave of absence or other change in the employment or other status of a Participant and the extent to which, and the period during which, the Participant, or the Participant’s legal representative, conservator, guardian or Designated Beneficiary, may exercise rights under the Award.

(e) Withholding. The Participant must satisfy all applicable federal, state, and local or other income and employment tax withholding obligations before the Company will deliver stock certificates or otherwise recognize ownership of Common Stock under an Award. The Company may decide to satisfy the withholding obligations through additional withholding on salary or wages. If the Company elects not to or cannot withhold from other compensation, the Participant must pay the Company the full amount, if any, required for withholding or have a broker tender to the Company cash equal to the withholding obligations. Payment of withholding obligations is due before the Company will issue any shares on exercise or release from forfeiture of an Award or, if the Company so requires, at the same time as is payment of the exercise price unless the Company determines otherwise. If provided for in an Award or approved by the Board in its sole discretion, a Participant may satisfy such tax obligations in whole or in part by delivery of shares of Common Stock, including shares retained from the Award creating the tax obligation, valued at their Fair Market Value; provided, however, except as otherwise provided by the Board, that the total tax withholding where stock is being used to satisfy such tax obligations cannot exceed the Company’s minimum statutory withholding obligations (based on minimum statutory withholding rates for federal and state tax purposes, including payroll taxes, that are applicable to such supplemental taxable income). Shares surrendered to satisfy tax withholding requirements cannot be subject to any repurchase, forfeiture, unfulfilled vesting or other similar requirements.

(f) Amendment of Award. The Board may amend, modify or terminate any outstanding Award, including but not limited to, substituting therefor another Award of the same or a different type, changing the date of exercise or realization, and converting an Incentive Stock Option to a Nonstatutory Stock Option, provided either (i) that the Participant’s consent to such action shall be required unless the Board determines that the action, taking into account any related action, would not materially and adversely affect the Participant or (ii) that the change is permitted under Section 10 hereof; provided further, notwithstanding anything to the contrary herein, the Board shall have no authority to amend, modify or terminate any outstanding Award that has the same effect of actions expressly prohibited by Section 5(g) and requires approval by the Company’s stockholders.

(g) Conditions on Delivery of Stock. The Company will not be obligated to deliver any shares of Common Stock pursuant to the Plan or to remove restrictions from shares previously delivered under the Plan until (i) all conditions of the Award have been met or removed to the satisfaction of the Company, (ii) in the opinion of the Company’s counsel, all other legal matters in connection with the issuance and delivery of such shares have been satisfied, including any applicable securities laws and any applicable stock exchange or stock market rules and regulations, and (iii) the Participant has executed and delivered to the Company such representations or agreements as the Company may consider appropriate to satisfy the requirements of any applicable laws, rules or regulations.

(h) Acceleration. The Board may at any time provide that any Award shall become immediately exercisable in full or in part, free of some or all restrictions or conditions, or otherwise realizable in full or in part, as the case may be.

(i) Performance Awards

(i) Grants. Restricted Stock Awards and Other Stock Unit Awards under the Plan may be made subject to the achievement of performance goals pursuant to this Section 11(i) (“Performance Awards”),

subject to the limit in Section 4(c) on shares covered by such grants. Performance Awards can also provide for cash payments of up to $750,000 per calendar year per individual.

(ii) Committee. Grants of Performance Awards to any Covered Employee intended to qualify as “performance-based compensation” under Section 162(m) (“Performance-Based Compensation”) shall be made only by a Committee (or subcommittee of a Committee) comprised solely of two or more directors eligible to serve on a committee making Awards qualifying as “performance-based compensation” under Section 162(m). In the case of such Awards granted to Covered Employees, references to the Board or to a Committee shall be deemed to be references to such Committee or subcommittee. “Covered Employee” shall mean any person who is a “covered employee” under Section 162(m)(3) of the Code.

(iii) Performance Measures. For any Award that is intended to qualify as Performance-Based Compensation, the Committee shall specify that the degree of granting, vesting and/or payout shall be subject to the achievement of one or more objective performance measures established by the Committee, which shall be based on the relative or absolute attainment of specified levels of one or any combination of the following: (a) net income, (b) earnings before or after discontinued operations, interest, taxes, depreciation and/or amortization, (c) operating profit before or after discontinued operations and/or taxes, (d) sales, (e) sales growth, (f) earnings growth, (g) cash flow or cash position, (h) gross margins, (i) stock price, (j) market share, (k) return on sales, assets, equity or investment, (l) improvement of financial ratings, (m) achievement of balance sheet or income statement objectives or (n) total stockholder return, and may be absolute in their terms or measured against or in relationship to other companies comparably, similarly or otherwise situated. Such performance measures may be adjusted to exclude any one or more of (i) extraordinary items, (ii) gains or losses on the dispositions of discontinued operations, (iii) the cumulative effects of changes in accounting principles, (iv) the writedown of any asset, and (v) charges for restructuring and rationalization programs. Such performance measures: (i) may vary by Participant and may be different for different Awards; (ii) may be particular to a Participant or the department, branch, line of business, subsidiary or other unit in which the Participant works and may cover such period as may be specified by the Committee; and (iii) shall be set by the Committee within the time period prescribed by, and shall otherwise comply with the requirements of, Section 162(m). Awards that are not intended to qualify as Performance-Based Compensation may be based on these or such other performance measures as the Board may determine.

(iv) Adjustments. Notwithstanding any provision of the Plan, with respect to any Performance Award that is intended to qualify as Performance-Based Compensation, the Committee may adjust downwards, but not upwards, the cash or number of Shares payable pursuant to such Award, and the Committee may not waive the achievement of the applicable performance measures except in the case of the death or disability of the Participant.

(v) Other. The Committee shall have the power to impose such other restrictions on Performance Awards as it may deem necessary or appropriate to ensure that such Awards satisfy all requirements for Performance-Based Compensation.

12. Miscellaneous

(a) No Right To Employment or Other Status. No person shall have any claim or right to be granted an Award, and the grant of an Award shall not be construed as giving a Participant the right to continued employment or any other relationship with the Company. The Company expressly reserves the right at any time to dismiss or otherwise terminate its relationship with a Participant free from any liability or claim under the Plan, except as expressly provided in the applicable Award.

(b) No Rights As Stockholder. Subject to the provisions of the applicable Award, no Participant or Designated Beneficiary shall have any rights as a stockholder with respect to any shares of Common Stock to be distributed with respect to an Award until becoming the record holder of such shares.

(c) Effective Date and Term of Plan. The Plan shall become effective immediately prior to the closing of the Company’s initial public offering. No Awards shall be granted prior to (i) the date on which the Plan was adopted by the Board or (ii) the date the Plan was approved by the Company’s stockholders. The Plan shall expire on December 31, 2019.

(d) Amendment of Plan. The Board may amend, suspend or terminate the Plan or any portion thereof at any time; provided, however, that, to the extent determined by the Board, no amendment requiring stockholder approval under any applicable legal, regulatory or listing requirement shall become effective until such stockholder approval is obtained; provided further, that stockholder approval shall be required for any amendment to the Plan that (i) materially increases the number of shares of Common Stock available for issuance under the Plan (other than an increase to reflect an adjustment described in Section 10) or (ii) materially expands the class of service providers eligible to participate in the Plan.

(e) Authorization of Sub-Plans. The Board may from time to time establish one or more sub-plans under the Plan for purposes of satisfying applicable blue sky, securities or tax laws of various jurisdictions. The Board shall establish such sub-plans by adopting supplements to this Plan containing (i) such limitations on the Board’s discretion under the Plan as the Board deems necessary or desirable or (ii) such additional terms and conditions not otherwise inconsistent with the Plan as the Board shall deem necessary or desirable. All supplements adopted by the Board shall be deemed to be part of the Plan, but each supplement shall apply only to Participants within the affected jurisdiction and the Company shall not be required to provide copies of any supplement to Participants in any jurisdiction which is not the subject of such supplement.

(f) Provisions for Foreign Participants. The Board may modify Awards or Options granted to Participants who are foreign nationals or employed outside the United States or establish subplans or procedures under the Plan to recognize differences in laws, rules, regulations or customs of such foreign jurisdictions with respect to tax, securities, currency, employee benefit or other matters.

(g) Compliance with Code Section 409A. No Award shall provide for deferral of compensation that does not comply with Section 409A of the Code, unless the Board, at the time of grant, specifically provides that the Award is not intended to comply with Section 409A of the Code. The Company shall have no liability to a Participant, or any other party, if an Award that is intended to be exempt from, or compliant with, Section 409A is not so exempt or compliant or for any action taken by the Board.

(h) Governing Law. The provisions of the Plan and all Awards made hereunder shall be governed by and interpreted in accordance with the laws of the State of Delaware, excluding choice-of-law principles of the law of such state that would require the application of the laws of a jurisdiction other than such state.

Approved by the Board of Directors of
Emergent BioSolutions Inc. on March 31, 2009,
subject to stockholder approval.

Approved by the stockholders of
Emergent BioSolutions Inc. on

Attest:
Name: Denise Esposito
Title:   Senior Vice President,
            General Counsel and Secretary

ANNUAL MEETING OF STOCKHOLDERS OF EMERGENT BIOSOLUTIONS INC. May 21, 2009 NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIAL: The Notice of Meeting, proxy statement and proxy card are available at http://materials.proxyvote.com/29089Q Please sign, date and mail your proxy card in the envelope provided as soon as possible. — Please detach along perforated line and mail in the envelope provided. 20230030000000000000 7 052109 THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION OF ALL CLASS III DIRECTOR NOMINEES AND “FOR” PROPOSALS 2 AND 3. PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE x FOR AGAINST ABSTAIN 1. To elect the following two (2) nominees as Class III Directors, each for a term of three years. 2. To approve our Amended and Restated 2006 Stock Incentive Plan, which is proposed primarily for, among other purposes, NOMINEES: increasing the number of shares authorized for issuance under FOR ALL NOMINEES O Daniel J. Abdun-Nabi our 2006 Stock Incentive Plan by 3,900,000 shares and extending O Dr. Sue Bailey the term of the plan from December 31, 2009 to December 31, WITHHOLD AUTHORITY 2019. FOR ALL NOMINEES 3. To ratify the selection by the audit committee of Ernst & Young FOR ALL EXCEPT LLP as our independent registered public accounting firm for (See instructions below) the fiscal year ending December 31, 2009. INSTRUCTION: To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here: To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method. Signature of Stockholder Date: Signature of Stockholder Date: Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

ANNUAL MEETING OF STOCKHOLDERS OF EMERGENT BIOSOLUTIONS INC. May 21, 2009 Dear Stockholder: Please take note of the important information accompanying this proxy card. There are matters related to the operation of Emergent Biosolutions that require your prompt attention. Your vote counts, and you are strongly encouraged to exercise your right to vote your shares. Please vote your shares using one of the methods described on the reverse side of this proxy card. Thank you in advance for your prompt consideration of these matters. Sincerely, Emergent BioSolutions Inc. — . . . . 0 EMERGENT BIOSOLUTIONS INC. 2273 RESEARCH BOULEVARD, SUITE 400 ROCKVILLE, MARYLAND 20850 THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS FOR THE 2009 ANNUAL MEETING OF STOCKHOLDERS The undersigned, revoking all prior proxies, hereby appoints Fuad El-Hibri, R. Don Elsey and Daniel J. Abdun-Nabi as proxies, each with full power of substitution, and hereby authorizes each of them to represent and vote, as designated on the reverse side, all shares of common stock of Emergent BioSolutions Inc. (the “Company”) held of record by the undersigned as of March 27, 2009 at the Annual Meeting of Stockholders to be held on May 21, 2009 at 10:00 a.m., Eastern time, at the Crowne Plaza, 3 Research Court, Rockville MD 20850, or any adjournment or postponement thereof, and, in their discretion, on any other matters properly presented for a vote at the Annual Meeting. THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED. IF NO DIRECTION IS GIVEN WITH RESPECT TO A PARTICULAR PROPOSAL, THIS PROXY WILL BE VOTED “FOR” THE ELECTION OF ALL CLASS III DIRECTOR NOMINEES AND “FOR” PROPOSALS 2 AND 3. (Continued and to be signed on the reverse side) 14475

ANNUAL MEETING OF STOCKHOLDERS OF EMERGENT BIOSOLUTIONS INC. May 21, 2009 PROXY VOTING INSTRUCTIONS INTERNET — Access “www.voteproxy.com” and follow the on-screen instructions. Have your proxy card available when you access the web page, and use the Company Number and Account Number shown on your proxy card. TELEPHONE — Call toll-free 1-800-PROXIES (1-800-776-9437) in COMPANY NUMBER the United States or 1-718-921-8500 from foreign countries from any touch-tone telephone and follow the instructions. Have your proxy card available when you call and use the Company Number and ACCOUNT NUMBER Account Number shown on your proxy card. Vote online/phone until 11:59 PM, Eastern Time, the day before the meeting. MAIL — Sign, date and mail your proxy card in the envelope provided as soon as possible. NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIAL: The Notice of meeting, proxy statement and proxy card are available at http://materials.proxyvote.com/29089Q — Please detach along perforated line and mail in the envelope provided IF you are not voting via telephone or the Internet. 20230030000000000000 7 052109 THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION OF ALL CLASS III DIRECTOR NOMINEES AND “FOR” PROPOSALS 2 AND 3. PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE x FOR AGAINST ABSTAIN 1. To elect the following two (2) nominees as Class III Directors, each for a term of three years. 2. To approve our Amended and Restated 2006 Stock Incentive Plan, which is proposed primarily for, among other purposes, NOMINEES: increasing the number of shares authorized for issuance under FOR ALL NOMINEES O Daniel J. Abdun-Nabi our 2006 Stock Incentive Plan by 3,900,000 shares and extending O Dr. Sue Bailey the term of the plan from December 31, 2009 to December 31, WITHHOLD AUTHORITY 2019. FOR ALL NOMINEES 3. To ratify the selection by the audit committee of Ernst & Young FOR ALL EXCEPT LLP as our independent registered public accounting firm for (See instructions below) the fiscal year ending December 31, 2009. INSTRUCTIONS: To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here: JOHN SMITH 1234 MAIN STREET APT. 203 NEW YORK, NY 10038 To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method. Signature of Stockholder Date: Signature of Stockholder Date: Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.